                                                                   EXHIBIT 10.39

                               SUBLEASE AGREEMENT

                           MPT OF NORTH CYPRESS, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                    LANDLORD

                                       AND

              NORTH CYPRESS MEDICAL CENTER OPERATING COMPANY, LTD.
                           A TEXAS LIMITED PARTNERSHIP

                                     TENANT

                    PROPERTY: NORTH CYPRESS HOSPITAL FACILITY
                              HARRIS COUNTY, TEXAS

                               AS OF JUNE 1, 2005

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                                Table of Contents

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ARTICLE I DEFINITIONS....................................................................................       1
ARTICLE II LEASED PROPERTY AND TERM......................................................................      10
         2.1    Leased Property and Term.................................................................      10
         2.2    Purchase of Hospital Improvements........................................................      11
         2.3    REA Restrictions.........................................................................      11
ARTICLE III RENT.........................................................................................      11
         3.1    Construction Period Rent; Base Rent......................................................      11
         3.2    Additional Charges.......................................................................      12
         3.3    Absolute Triple Net Lease................................................................      13
         3.4    Lease Deposit............................................................................      13
         3.5    Lease Confirmation Letter................................................................      14
ARTICLE IV IMPOSITIONS...................................................................................      14
         4.1    Payment of Impositions...................................................................      15
         4.2    Adjustment of Impositions................................................................      15
         4.3    Utility Charges..........................................................................      15
         4.4    Insurance Premiums.......................................................................      16
ARTICLE V NO TERMINATION.................................................................................      16
         5.1    Triple Net Lease.........................................................................      16
ARTICLE VI OWNERSHIP OF LAND AND PERSONAL PROPERTY.......................................................      16
         6.1    Ownership of the Land and Improvements...................................................      16
         6.2    Tenant's Personal Property...............................................................      17
ARTICLE VII CONDITION AND USE OF LEASED PROPERTY.........................................................      17
         7.1    Condition of the Leased Property.........................................................      17
         7.2    Use of the Leased Property...............................................................      17
         7.3    Landlord to Grant Easements..............................................................      19
ARTICLE VIII LEGAL AND INSURANCE REQUIREMENTS............................................................      19
         8.1    Compliance with Legal and Insurance Requirements.........................................      19
         8.2    Legal Requirement Covenants..............................................................      19
         8.3    Hazardous Materials......................................................................      20
         8.4    Healthcare Laws..........................................................................      21
         8.5    Representations and Warranties...........................................................      22
         8.6    Single Purpose Entity....................................................................      22
         8.7    Organizational Documents.................................................................      22
ARTICLE IX REPAIRS; RESTRICTIONS.........................................................................      23
         9.1    Maintenance and Repair...................................................................      23
         9.2    Encroachments; Restrictions..............................................................      25
ARTICLE X CAPITAL ADDITIONS..............................................................................      25
         10.1   Construction of Capital Additions to the Leased Property.................................      25
         10.2   Capital Additions Financed by Tenant.....................................................      27
         10.3   Capital Additions Financed by Landlord...................................................      28
         10.4   Remodeling and Non-Capital Additions.....................................................      30
ARTICLE XI LIENS.........................................................................................      30
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                                Table of Contents
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         11.1   Liens....................................................................................      30
ARTICLE XII PERMITTED CONTESTS...........................................................................      31
         12.1   Permitted Contests.......................................................................      31
ARTICLE XIII INSURANCE...................................................................................      32
         13.1   General Insurance Requirements...........................................................      32
         13.2   Additional Insurance.....................................................................      34
         13.3   Insurance During Construction Period.....................................................      35
         13.4   Waiver of Subrogation....................................................................      35
         13.5   Form of Insurance........................................................................      35
         13.6   Increase in Limits.......................................................................      35
         13.7   Blanket Policy...........................................................................      36
         13.8   No Separate Insurance....................................................................      36
ARTICLE XIV FIRE AND CASUALTY............................................................................      36
         14.1   Insurance Proceeds.......................................................................      36
         14.2   Reconstruction in the Event of Damage or Destruction Covered by Insurance................      37
         14.3   Reconstruction in the Event of Damage or Destruction Not Covered by Insurance............      38
         14.4   Tenant's Personal Property...............................................................      38
         14.5   Restoration of Tenant's Property.........................................................      38
         14.6   No Abatement of Rent.....................................................................      38
         14.7   Damage Near End of Term..................................................................      38
         14.8   Waiver...................................................................................      39
ARTICLE XV CONDEMNATION..................................................................................      39
         15.1   Definitions..............................................................................      39
         15.2   Parties' Rights and Obligations..........................................................      39
         15.3   Total Taking.............................................................................      39
         15.4   Partial Taking...........................................................................      39
         15.5   Restoration..............................................................................      40
         15.6   Award Distribution.......................................................................      40
         15.7   Temporary Taking.........................................................................      40
ARTICLE XVI DEFAULT......................................................................................      40
         16.1   Events of Default........................................................................      40
         16.2   Covenants and Events of Default..........................................................      43
         16.3   Remedies.................................................................................      44
         16.4   Additional Expenses......................................................................      46
         16.5   Waiver...................................................................................      47
         16.6   Application of Funds.....................................................................      47
         16.7   Notices by Landlord......................................................................      47
         16.8   Landlord's Contractual Security Interest.................................................      47
         16.9   Remedies Cumulative......................................................................      48
ARTICLE XVII LANDLORD DEFAULT............................................................................      48
         17.1   Landlord Default.........................................................................      49
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         17.2   Tenant's Remedy..........................................................................      49
ARTICLE XVIII HOLDING OVER...............................................................................      50
         18.1   Holding Over.............................................................................      50
ARTICLE XIX RISK OF LOSS.................................................................................      50
         19.1   Risk of Loss.............................................................................      50
ARTICLE XX INDEMNIFICATION...............................................................................      50
         20.1   Indemnification..........................................................................      50
ARTICLE XXI SUBLETTING; ASSIGNMENT AND SUBORDINATION.....................................................      51
         21.1   Subletting; Assignment and Subordination.................................................      51
         21.2   Attornment...............................................................................      52
         21.3   Sublease Limitation......................................................................      53
         21.4   Subordination............................................................................      53
ARTICLE XXII OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES................      53
         22.1   Estoppel Certificate.....................................................................      53
         22.2   Financial Statements.....................................................................      54
         22.3   Notices Regarding Licenses...............................................................      54
ARTICLE XXIII INSPECTIONS AND FEES.......................................................................      55
         23.1   Inspection Fee...........................................................................      55
ARTICLE XXIV TRANSFERS BY LANDLORD.......................................................................      55
         24.1   Transfer by Landlord.....................................................................      55
ARTICLE XXV QUIET ENJOYMENT..............................................................................      55
         25.1   Quiet Enjoyment..........................................................................      55
ARTICLE XXVI NOTICES.....................................................................................      56
         26.1   Notices..................................................................................      56
ARTICLE XXVII APPRAISAL..................................................................................      57
         27.1   Appraisal................................................................................      57
ARTICLE XXVIII FINANCING OF THE LEASED PROPERTY..........................................................      59
         28.1   Financing by Landlord....................................................................      59
         28.2   Financing by Tenant......................................................................      59
ARTICLE XXIX SUBORDINATION AND NON-DISTURBANCE...........................................................      60
         29.1   Subordination, Non-Disturbance...........................................................      60
ARTICLE XXX LICENSES.....................................................................................      61
         30.1   Maintaining Licenses.....................................................................      61
         30.2   Transfers................................................................................      61
         30.3   Cooperation..............................................................................      62
         30.4   No Encumbrance...........................................................................      62
         30.5   Notices..................................................................................      62
ARTICLE XXXI COMPLIANCE WITH HEALTHCARE LAWS.............................................................      63
         31.1   Compliance...............................................................................      63
ARTICLE XXXII MISCELLANEOUS..............................................................................      64
         32.1   General..................................................................................      64
         32.2   Governing Law............................................................................      64
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         32.3   Transfer of Licenses.....................................................................      64
         32.4   Landlord's Expenses......................................................................      64
         32.5   Entire Agreement; Modifications..........................................................      65
         32.6   Future Financing.........................................................................      65
         32.7   Cash Injection...........................................................................      65
         32.8   Additional Letter of Credit..............................................................      65
         32.9   Landlord Securities Offering and Filings.................................................      66
         32.10  Non-Recourse as to Landlord..............................................................      66
         32.11  Counterparts.............................................................................      66
         32.12  No Waiver................................................................................      66
         32.13  Surrender................................................................................      66
         32.14  No Merger of Title.......................................................................      66
ARTICLE XXXIII MEMORANDUM OF LEASE.......................................................................      67
         33.1   Memorandum...............................................................................      67
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                                      -4-

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (this "Lease") is dated as of the _____ day of June, 2005, but effective as of June 1, 2005, and is between MPT OF NORTH CYPRESS, L.P., "(Landlord") a Delaware limited partnership, having its principal office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama, 35242, and NORTH CYPRESS MEDICAL CENTER OPERATING COMPANY, LTD. ("Tenant"), a Texas limited partnership, having its principal office at 6830 North Eldridge Parkway, Suite 406, Houston, Texas 77041.

                                   WITNESSETH:

      WHEREAS, Land Owner is the owner of the fee simple interest in that certain real property located in Harris County, Texas, which real property is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference (the "Land");

      WHEREAS, Northeast Parcel Owner is the owner of the fee simple interest in that certain real property located adjacent to portions of the Land, which real property is more particularly described on EXHIBIT B attached hereto and incorporated herein by reference (the "Northeast Parking Parcel");

      WHEREAS, Landlord and Northeast Parcel Owner, on or about the date hereof, entered into the Parking Area Ground Lease pursuant to which Landlord leased and rented from Northeast Parcel Owner the Northeast Parking Parcel;

      WHEREAS, Landlord and Land Owner, on or about the date hereof, entered into the Hospital Tract Ground Lease pursuant to which Landlord leased and rented from Land Owner the Land;

      WHEREAS, pursuant to the Ground Leases, Landlord has the right to construct improvements on the Land and the Northeast Parking Parcel;

      WHEREAS, Landlord intends to sublease the Land and the Northeast Parking Parcel to Tenant and Tenant intends to build on the Land and the Northeast Parking Parcel the Hospital Improvements, all as more particularly set forth herein; and

      WHEREAS, of even date herewith, Lender and Tenant has consummated the Loan, the proceeds of which shall be utilized by Tenant for the construction of the Hospital Improvements.

      NOW THEREFORE, for and in consideration of the premises, the covenants and representations herein made and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable,
(c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

      Additional Charges: As defined in Section 3.2.

      Additional Letter of Credit: As defined in Section 32.8.

      Adjustment Date: As defined in Section 3.1(c).

      Affiliate: When used with respect to any corporation, limited liability company, or partnership, any person, corporation, limited liability company, partnership or other legal entity, which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company, or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, corporation, limited liability company, partnership or other legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, corporation, limited liability company, partnership or other legal entity, through the ownership of voting securities, partnership interests or other equity interests.

      Award: As defined in Section 15.1(c).

      Base Rent: As defined in Section 3.1(b).

      Building: The sixty-four (64) bed, two hundred twenty-five thousand (225,000) gross square feet general acute care hospital building which Tenant is to construct on the Land.

      Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which money centers in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

      Capital Addition: One or more new buildings or one or more additional structures annexed to any portion of any of the Hospital Improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story; provide no improvements which are construed pursuant to the Construction Loan Agreement shall be deemed to be a Capital Addition.

      Capital Addition Cost: The cost of any Capital Addition whether or not paid for by Tenant or Landlord. Such cost shall include (a) the cost of construction of the Capital Addition, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing and miscellaneous costs approved by Landlord, (b) if agreed to by Landlord in writing in advance, the cost of any land contiguous to the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such

Capital Addition during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, transfer taxes or other similar charges, if any, and (h) all reasonable costs and expenses of Landlord and any Lending Institution which has committed to finance the Capital Addition, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, intangible taxes and recording taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and (vii) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Addition.

      Capital Improvement Reserve: As defined in Section 9.1(e).

      Code: The Internal Revenue Code of 1986, as amended.

      Commencement Date: As defined in Article II.

      Completion: The terms "completion," "complete construction," "completion of construction" and similar phrases means the date upon which the Project Architect (as defined in the Construction Loan Agreement) shall have delivered to Landlord a certification stating that, except for typical punch list items, the construction of the Hospital Improvements has been completed in accordance with the plans and specifications as approved pursuant to the Construction Loan Agreement.

      Completion Date: The earlier to occur of (i) the date on which Tenant obtains its Medicare billing number, or (ii) one hundred twenty (120) days subsequent to the date of the issuance of a final certificate of occupancy for the Building by the appropriate governmental authority; but in no event later that the maturity date of the Loan.

      Condemnation: As defined in Section 15.1(a).

      Condemnor: As defined in Section 15.1(d).

      Consolidated Net Worth: At any time, the sum of the following for Tenant and its respective consolidated subsidiaries on a consolidated basis determined in accordance with GAAP.

                  (a) the amount of capital or stated capital (after deducting the cost of any treasury shares), plus

                  (b) the amount of capital surplus and Retained Earnings (or, in the case of a capital surplus or Retained Earnings deficit, minus the amount of such deficit), minus

                  (c) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (i) unamortized debt discount and expense and (ii) any write-up in book value of assets resulting from a revaluation thereof pursuant to GAAP subsequent to the most recent Income Statements prior to the date thereof, except any net write-up in value of foreign currency in accordance with GAAP; any write-up resulting from reversal of a reserve for bad debts or depreciation; and any write-up resulting from a change in methods of accounting for inventory.

      Construction Loan Agreement: That certain Construction Loan Agreement dated of even date herewith between Lender and Tenant, which agreement was executed and delivered in connection with the Loan.

      Construction Period: That period of time commencing on the date on which the first advancement of funds are disbursed under the Construction Loan Agreement and ending on the Completion Date.

      Construction Period Rent: As defined in Section 3.1(a).

      Consumer Price Index: The Consumer Price Index, all urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982-1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the Term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

      Cost Component: As defined in Section 3.1(a).

      Costs Confirmation: As defined in Section 3.1(d).

      Credit Enhancements: All security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by Tenant, if any, with respect to the Leased Property, the Secondary Leases or the Lessees.

      Date of Taking: As defined in Section 15.1(b).

      Deposit Reduction Criteria: As defined in Section 3.4(d).

      EBITDAR: For any calculation period, earnings for such period before the deduction of interest, taxes, depreciation, amortization and rent for such period, as those terms are determined in accordance with GAAP.

      EBITDAR Lease Coverage: For any calculation period, EBITDAR for such period divided by the sum for such period of all scheduled lease payments, debt service payments (including payments of principal and interest), and payments to fund required reserves.

      EBITDAR Total Fixed Charge Coverage: For any calculation period, EBITDAR for such period divided by payments of Base Rent for such period.

      Encumbrances: As defined in Article XXVIII.

      Event of Default: As defined in Section 16.1.

      Expansion Improvements: As defined in Section 10.1(a).

      Facility: The licensed general acute care hospital facility to be operated in the Building, all improvements constructed in connection therewith and all licenses and other intangibles necessary for the operation of such hospital facility.

      Facility Mortgage: As defined in Section 13.1.

      Facility Mortgagee: As defined in Section 13.1.

      Fair Market Value: The price at which property would change hands between a willing seller and willing buyer, neither being under any compulsion to buy or sell and both having full knowledge of all facts relevant to the property.

      Fair Market Value of the Leased Property and the Hospital Improvements:
The Fair Market Value of the Leased Property shall at any time be its Fair Market Value, including all Capital Additions, and shall:

                  (a) be determined in accordance with the appraisal procedures set forth in Article XXVII or in such other manner as shall be mutually acceptable to Landlord and Tenant;

                  (b) not take into account any reduction in value resulting from any indebtedness to which the Leased Property is subject and which encumbrance Tenant or Landlord is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which the Fair Market Value of the Leased Property determination is being made (the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance on the Leased Property, which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Leased Property);

                  (c) assume this Lease is not terminated prior to the expiration of the Fixed Term; and

                  (d) be based solely on the rents and other revenues generated and to be generated pursuant to this Lease without any regard to Tenant's operations.

      Fair Market Added Value: The Fair Market Value of the Leased Property and the Hospital Improvements (including all Capital Addition) less the Fair Market Value of the Leased Property and the Hospital Improvements determined as if no Capital Addition paid for by Tenant had been constructed.

      Fair Market Value Purchase Price: The Fair Market Value of the Leased Property and the Hospital Improvements less the Fair Market Added Value.

      Fiscal Year: The fiscal year for this Lease shall be the twelve (12) month period from January 1 to December 31.

      Fixed Term: As defined in Article II.

      Fixtures: As defined in Article II.

      Full Replacement Cost: As defined in Section 13.1.

      GAAP: Generally accepted accounting principles as consistently applied in the United States and in effect from time to time.

      Ground Leases: The Hospital Tract Ground Lease and the Parking Area Ground Lease.

      Ground Rent Component: As defined in Section 3.1(a).

      Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Law.

      Hazardous Materials Laws: All local, state and federal laws relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clean Air Act, 42 U.S.C. Sections 741 et seq., the Clean Water Act, 33 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

      Healthcare Laws: All rules and regulations under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C.
Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Monetary Penalties Law (42 U.S.C.
Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (19 U.S.C. 1035), and Patient Inducement Statute, and equivalent state statutes and any and all rules or regulations promulgated by governmental entities with respect to any of the foregoing.

      Hospital Improvements: The Building, the Fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land and related to the Building.

      Hospital Tract Ground Lease: That certain Net Ground Lease (Hospital Tract) dated of even date herewith by and between Land Owner, as landlord, and Landlord, as tenant, pursuant to which the Land is leased to Landlord.

      Impositions: Collectively, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all taxes (including, without limitation, all capital stock and franchise taxes of Landlord, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments, charges and costs imposed under the Permitted Exceptions, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent there from or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on Landlord, or (2) any transfer or net revenue tax of Landlord, or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case Tenant shall pay.

      Income Statements: For any fiscal year or other accounting period for Tenant and its respective consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

      Insurance Requirements: All terms of any insurance policy required by this Lease or any such additional insurance which Lessor may reasonably require and all requirements of the issuer of any such policies.

      Land: As defined in the first "WHEREAS" clause.

      Land Owner: North Cypress Property Holdings, Ltd., a Texas limited partnership which is an Affiliate of Tenant.

      Landlord: As defined in the Preamble and any successor or assign thereof.

      Landlord Default: As defined in Section 17.1.

      Landlord's Notice Address: As defined in Section 13.4.

      Lease: As defined in the Preamble.

      Lease Confirmation Letter: As defined in Section 3.5.

      Lease Deposit: As defined in Section 3.4.

      Lease Assignment: That certain Assignment of Rents and Leases dated on or about the Commencement Date executed by Tenant to Landlord, pursuant to the terms of which Tenant has assigned to Landlord each of the Secondary Leases and Credit Enhancements, if any, as security for the obligations of Tenant under this Lease, and any other obligations of Tenant to Landlord, or any Affiliate of Tenant to Landlord.

      Lease Year: A twelve (12) month period commencing on the Commencement Date or on each anniversary date thereof, as the case may be.

      Leased Property: As defined in Article II.

      Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting

Tenant's operation of its business on the Leased Property, the Leased Property or the construction, use or alteration of the Hospital Improvements (including, without limitation, the Americans With Disabilities Act and Section 504 of the Rehabilitation Act of 1973) whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property.

      Lender: MPT Finance Company, LLC, a Delaware limited liability company, which is an Affiliate of Landlord.

      Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least $50,000,000.

      Lessees: The lessees or tenants under the Secondary Leases.

      Letter of Credit: As defined in Section 3.4(b).

      Licenses: As defined in Section 30.1.

      Loan: That certain construction loan made by Lender to Tenant in the original principal amount of Sixty-Four Million Twenty-Eight Thousand and No/100 Dollars ($64,028,000.00), the proceeds of which, pursuant to the Construction Loan Agreement, shall be disbursed to Tenant for payment of costs incurred in connection with the construction of the Hospital Improvements.

      Management Agreement: Any contracts and agreements for the management of any part of the Leased Property, including, without limitation, the Land and the Hospital Improvements and the operations of the Facility.

      Management Company: Any person, firm, corporation or other entity or individual who or which will manage any part of the Leased Property pursuant to a Management Agreement.

      Medicaid: The medical assistance program established by the State under Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

      Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

      Non-Capital Additions: As defined in Section 10.4.

      Northeast Parcel Owner: Northern Healthcare Land Ventures, Ltd., a Texas limited partnership which is an Affiliate of Tenant.

      Northeast Parking Parcel: As defined in the second (2nd) "WHEREAS" clause.

      Officer's Certificate: A certificate of Tenant signed by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Tenant or another officer authorized to so sign by the Board of Directors or other governing body of Tenant, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

      Organizational Documents: As defined in Section 8.7.

      Overdue Rate: On any date, the rate per annum which is the greater of (i) eighteen percent (18%) or (ii) the highest rate allowed by the laws of the State.

      Parking Area Ground Lease: That certain Net Ground Lease (Northeast Parking Parcel) dated effective as of June 1, 2005, by and between Northern Healthcare Land Ventures, Ltd., as landlord, and Landlord, as tenant, pursuant to which the Northeast Parking Parcel is leased to Landlord.

      Permitted Exceptions: As defined in Article II.

      Primary Intended Use: As defined in Section 7.2(c).

      Prime Rate: The annual rate announced by Citibank in New York, New York, to be the prime rate for 90-day unsecured loans to its United States corporate borrowers of the highest credit standing, as in effect from time to time.

      Purchase Agreement: The Purchase and Sale Agreement dated of even date herewith, between Tenant and Landlord, relating to the acquisition of the Hospital Improvements by Landlord from Tenant.

      REA: That certain Reciprocal Easement Agreement and Declaration of Covenants, Conditions and Restrictions for Development and Operation of the North Cypress Medical Center Campus, dated effective as of June 1, 2005, by and among Northern Healthcare Land Ventures, Ltd., Northern Healthcare Land Ventures-II, Ltd. and Land Owner, recorded or to be recorded in the land records of Harris County, Texas. The REA encumbers the Land.

      Release: As defined in Section 8.3(b).

      Rent: Collectively, the Base Rent, the Construction Period Rent and the Additional Charges.

      Request: As defined in Section 10.3(a).

      Retained Earnings: The accumulated undisturbed earnings of the Company retained for future needs for future distributions to owners of the Company.

      Schedule: As defined in Section 3.1(c).

      Secondary Leases: All leases, subleases and other rental agreements (written or verbal, now or hereafter in effect), if any, that grant a possessory interest in and to any space in the Leased Property and/or the Hospital Improvements, or that otherwise have rights with regard to the Leased Property and/or the Hospital Improvements, and all Credit Enhancements, if any, held in connection therewith.

      Security Agreement: That certain Security Agreement to be dated on or about the Commencement Date executed by Tenant to Landlord, pursuant to the terms of which Tenant has granted to Landlord a first lien and security interest in all of Tenant's rights under this Lease and in and to certain of Tenant's Personal Property and to all of the Licenses.

      Single Purpose Entity: An entity which (i) exists solely for the purpose of leasing Lease Property and operating the Facility, (ii) conducts business only in its own name, (iii) does not engage in any business other than the operation of the Facility and those ancillary services normally performed by a hospital, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest in the Leased Property which it leases from Landlord hereunder, (v) does not have any assets other than those related to its interest in the Leased Property and does not have any debt other than as permitted by this Lease and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, and (viii) observes limited liability company/partnership/corporate formalities, as the case may be, independent of any other entity.

      State: The state in which the Land is located.

      Taking: A taking or voluntary conveyance during the Term of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

      Tenant: As defined in the Preamble and any successor and assign herein permitted.

      Tenant's Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures or other personal property, and consumable inventory and supplies, used or useful in the operation of the Facility, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, and Tenant's operating licenses but excluding Tenant's accounts receivables and any items included within the definition of Fixtures.

      Term: The actual duration of this Lease, taking into account any termination.

      Test Rate: As defined in Section 10.2(c)(ii).

      TDH: Texas Department of Health.

      Total Development Costs: The total development costs for the development of the Hospital Improvements as set forth in the Construction Loan Agreement (including, without limitation, the (i) all amounts advanced or paid pursuant to the Construction Loan Agreement, and (ii) all other costs agreed by Lender and Tenant to be included in Total Development Costs) [including, without limitation, all fees and expenses paid by Landlord in connection with the construction, development and operation of the Leased Property advanced or paid by Landlord].

      Unsuitable for its Primary Intended Use: By reason of damage or destruction, or a partial Taking by Condemnation, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors, and the effect of such damage or destruction or partial Taking.

                                   ARTICLE II

                            LEASED PROPERTY AND TERM

      2.1 LEASED PROPERTY AND TERM. Upon and subject to all of the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant rents from Landlord the following property (collectively, the "Leased Property"):

            (a) the Land;

            (b) the Northeast Parking Parcel; and

            (c) all easements, rights and appurtenances relating to the Land and the Northeast Parking Parcel.

SUBJECT, HOWEVER, to the matters set forth on EXHIBIT C attached hereto and incorporated herein by reference (the "Permitted Exceptions"), Tenant shall have and hold the Leased Property for a fixed term (the "Fixed Term") commencing on June 1, 2005 (the "Commencement Date") and ending at midnight on May 1, 2104, unless earlier terminated as a result of Landlord's acquisition of the Hospital Improvements from Tenant.

      2.2 PURCHASE OF HOSPITAL IMPROVEMENTS. Landlord and Tenant, of even date, have entered into that certain Purchase Agreement pursuant to which Landlord has the right, upon the terms and conditions therein set forth, to purchase the Hospital Improvements from Tenant. This Lease shall terminate automatically upon the conveyance of the Hospital Improvements from Tenant to Landlord.

      2.3 REA RESTRICTIONS. Pursuant to Section 9.03 of the REA, Tenant is hereby notified that the restrictions, regulations and conditions regarding operation and use of the Campus (as defined in the REA), a copy of which are attached hereto as EXHIBIT E and by this reference made a part hereof, effect the Premises and that Tenant must comply with the same.

                                  ARTICLE III

                                      RENT

      3.1 CONSTRUCTION PERIOD RENT; BASE RENT. Tenant shall pay to Landlord, in advance and without notice, demand, set off or counterclaim, in lawful money of the United States of America, at Landlord's address set forth herein or at such other place or to such other person, firms or entity as Landlord from time to time may designate in writing, rent during the Term, as follows:

            (a) CONSTRUCTION PERIOD RENT: During the Construction Period, Tenant shall pay Landlord, in consecutive monthly installments, a monthly amount equal to the sum of (A) the product of (i) ten and one-half percent (10.5%) multiplied by (ii) the total amount of funds disbursed under the Construction Loan Agreement as of the date such payment is due, divided by twelve (12) [the portion of the Base Rent specified in this clause (A) being referred to herein as the "Cost Component"], plus (B) the amount set forth in Schedule 3 for the applicable period [the portion of the Base Rent specified in this clause (B) being referred to herein as the "Ground Rent Component"] [collectively, the "Construction Period Rent"]. The Construction Period Rent shall commence as of June 1, 2005.

            (b) BASE RENT: Subject to adjustment as provided in Sections 3.1(c) and 10.3(b)(iv), from and after the Completion Date and throughout the remainder of the Term, Tenant shall pay Landlord rent (the "Base Rent") in an amount equal to the sum of

      (A) ten and one-half percent (10.5%) per annum of the Total Development Costs [the portion of the Base Rent specified in this clause (A) also being referred to herein as the "Cost Component"], plus (B) the amount set forth in Schedule 3 for the applicable period [the portion of the Base Rent specified in this clause (B) also being referred to herein as the "Ground Rent Component"]. Base Rent shall be payable in advance in equal, consecutive monthly installments on the first (1st) day of each calendar month of the Term, commencing on the first (1st) day of the month immediately following the Completion Date (prorated as to any partial month).

            (c) ADJUSTMENT OF BASE RENT: Commencing on the first January 1 subsequent to the Commencement Date, and on each January 1 thereafter (each an "Adjustment Date") during the Term, the applicable Cost Component of the Base Rent shall be increased by an amount equal to the greater of
      (A) two and one-half percent (2.5%) per annum of the prior year's Cost Component, or (B) the percentage by which the Consumer Price Index on the Adjustment Date shall have increased over the Consumer Price Index figure in effect on the then just previous Adjustment Date. If the previous year's Cost Component of Base Rent is for a partial year, such Cost Component shall be annualized for purposes of this adjustment.

            (d) SCHEDULE OF TOTAL DEVELOPMENT COSTS AND RENT ADJUSTMENTS: At the end of the Construction Period, Tenant and Lender shall agree upon the final Total Development Costs and Tenant shall deliver to Landlord written evidence of the amount agreed upon by Tenant and Lender (the "Costs Confirmation"). Upon receipt of the Costs Confirmation, Landlord shall calculate the Base Rent to be paid hereunder (the "Schedule") and provide a copy of the Schedule to Tenant. The Schedule will become a part of this Lease and be incorporated herein by reference. The Schedule shall be substituted, amended and adjusted by Landlord from time to time in its reasonable discretion as the rent payments and rent adjustments are calculated during the Term as provided herein, and, when delivered to Tenant, such substituted, amended and adjusted Schedule shall become a part of this Lease and incorporated herein by reference.

      3.2 ADDITIONAL CHARGES. In addition to the Base Rent and the Construction Period Rent (a) Tenant also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions relating to the Leased Property and the Facility, including, without limitation, all licensure violations, civil monetary penalties and fines, all common area expenses and other charges assessed against the Leased Property and/or the Facility pursuant to the REA, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) above, Tenant also will promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent. If any installment of Base Rent, Construction Period Rent or Additional Charges shall not be paid within five (5) Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

      3.3 ABSOLUTE TRIPLE NET LEASE. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Construction Period Rent and the payments of Additional Charges throughout the Term, but subject to any other provisions of this Lease which expressly provide for adjustment of Rent or other charges. Tenant further acknowledges and agrees that all charges, assessments or payments of any kind due and payable under the Permitted Exceptions shall be paid by Tenant as such charges, assessments or payments become due and payable.

      3.4 LEASE DEPOSIT.

            (a) Tenant shall pay to Landlord on the Commencement Date a security deposit in the amount of Six Million Seven Hundred Twenty-Two Thousand Nine Hundred Forty and No/100 Dollars ($6,722,940.00) [the "Lease Deposit"]. The Lease Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. The Lease Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the proceeds thereof to make good any arrearages of Rent, to satisfy any other covenant or obligation of Tenant hereunder or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of any default by Tenant. Following any such use of the Lease Deposit by Landlord, Tenant shall deliver to Landlord on demand an amount sufficient to restore the aggregate amount held by Landlord to the amount of the original Lease Deposit. If Tenant is not in default at the termination of this Lease, and has complied with all of the provisions of this Lease to be performed by Tenant, including surrender of the Leased Property in accordance with the provisions hereof, the Lease Deposit shall be returned by Landlord to Tenant, subject to any draws which have previously been made by Landlord against the Lease Deposit and not replenished by Tenant. Tenant will not assign or encumber Tenant's interest in the Lease Deposit, and neither Landlord nor Landlord's successors or assigns will be bound by any such attempted assignment or encumbrance of the Lease Deposit. Landlord is not required to hold the Lease Deposit in an interest bearing account; however in the event Landlord, at its sole election, shall hold the Lease Deposit in an interest bearing account; any interest earned on the Lease Deposit will be for the sole benefit of the Landlord and shall not in any way reduce any amounts owed by Tenant under the terms hereof. Except as otherwise provided under applicable law, Landlord may co-mingle the Lease Deposit with other funds of Landlord.

            (b) The Lease Deposit, at Tenant's option, may be made by the delivery to Landlord of a letter of credit in the required amount (the "Letter of Credit"). The Letter of Credit shall be unconditional, irrevocable and payable on demand, in the form attached hereto as EXHIBIT D and by this reference made a part hereof, and the issuing bank shall be Republic National Bank or a similar institution having comparable assets which is acceptable to Landlord. The term of the Letter of Credit shall be at least one (1) year and

      Tenant shall renew the Letter of Credit within thirty (30) days prior to the expiration of the term of the Letter of Credit and shall continue such renewals until such date which is sixty (60) days beyond the expiration of the Term. In the event Tenant shall fail to timely renew the Letter of Credit as provided above, Landlord shall have the right to draw upon the Letter of Credit. The funds received by Landlord from a drawing upon the Letter of Credit shall become the Lease Deposit and shall be held and utilized in accordance with the terms of this Agreement.

            (c) Within ten (10) days subsequent to Tenant's receipt of the Schedule, the amount of the Lease Deposit shall be re-calculated to be an amount equal to one (1) year of Base Rent. If the recalculated amount of the Lease Deposit shall be greater than the amount of Lease Deposit set forth in Section 3.4(a), then on or before the expiration of said ten (10) day period, Tenant shall deliver to Landlord an amount necessary to cause the Lease Deposit to equal the recalculated amount or in the event a Letter of Credit was provided as the Lease Deposit, Tenant shall deliver to Landlord a substitute Letter of Credit which conforms to the requirements of Section 3.4(b) and upon receipt of the substitute Letter of Credit, Landlord shall return to Tenant the original Letter of Credit. For purposes of this Lease, the Lease Deposit as recalculated pursuant to this Section 3.4(c) shall be deemed to be the "Lease Deposit".

            (d) At such time as the operations from the Facility have a sustained EBITDAR coverage of at least two (2) times Base Rent for two (2) consecutive Fiscal Years, (the "Deposit Reduction Criteria"), the amount of the Lease Deposit shall be reduced by one-half. Tenant shall notify Landlord in writing that Tenant has met the Deposit Reduction Criteria and shall provide Landlord with evidence satisfactory to Landlord that Tenant has met the Deposit Reduction Criteria. Thereafter, Landlord, if the Lease Deposit shall be a cash deposit, shall deliver one-half of the Lease Deposit to Tenant. In the event the Lease Deposit held by Landlord is a Letter of Credit, then upon receipt of the said notice and evidence and a substitute Letter of Credit, which satisfies the conditions of Section 3.4(b), in an amount equal to six (6) months of Base Rent, Landlord shall return the original Letter of Credit to Tenant. For purposes of this Lease, the reduced Lease Deposit as provided above or the substituted Letter of Credit shall be deemed the "Lease Deposit".

      3.5 LEASE CONFIRMATION LETTER. Upon delivery and receipt of the Schedule, Landlord and Tenant shall execute and deliver to each other a letter (the "Lease Confirmation Letter") confirming the Completion Date and the final Total Development Costs. The Lease Confirmation Letter will become a part of this Lease and incorporated herein by reference and all payments under this Lease determined by using the Total Development Costs shall be recalculated and adjusted by the amount of the Total Development Costs as confirmed in the Lease Confirmation Letter.

                                   ARTICLE IV

                                   IMPOSITIONS

      4.1 PAYMENT OF IMPOSITIONS. Subject to the terms of Article XII, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities or other party to whom such Imposition is payable where feasible, and Tenant will promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay the Impositions shall be deemed absolutely fixed upon the date the Imposition becomes a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the Landlord, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term (subject to Tenant's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense and to the extent permitted by applicable laws and regulations shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVI. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where filing is required and Tenant may legally make such filing. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon giving notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

      4.2 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

      4.3 UTILITY CHARGES. Tenant will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, water, voice, video and data and other utilities used in the Facility during the Term, and, unless paid as part of the Total Development

Costs, all impact and tap fees necessary for the development of the Leased Property and the operation of the Facility.

      4.4 INSURANCE PREMIUMS. Tenant will contract for in its own name and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                   ARTICLE V

                                 NO TERMINATION

      5.1 TRIPLE NET LEASE. The parties hereto understand, acknowledge and agree that this is an absolute triple net lease. Tenant shall remain bound by this Lease in accordance with its terms and, without the consent of Landlord, shall neither take any action to modify, surrender or terminate this Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. The respective obligations of Landlord and Tenant shall not be affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title;
      (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

                     OWNERSHIP OF LAND AND PERSONAL PROPERTY

      6.1 OWNERSHIP OF THE LAND AND IMPROVEMENTS. Tenant acknowledges that the Landlord is the ground lessee of the Land, and that Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

      Tenant, upon construction thereof, shall own the Hospital Improvements. Upon the expiration or earlier termination of this Lease, the Hospital Improvements shall be and become Landlord's property, provided Tenant or any other owner thereof, shall have the right to remove all equipment, furniture and other personal property from the Leased Property on or prior to the expiration or earlier termination of this Lease. Tenant shall repair any damage to the Leased Property and the Hospital Improvement occurring as a result of such removal.

      6.2 TENANT'S PERSONAL PROPERTY. Tenant, at its expense, shall install, affix, assemble and place on the Land or in the Hospital Improvements, Tenant's Personal Property, which Tenant's Personal Property shall be subject to the security interests and liens as provided in Section 16.8 below. Tenant shall not, without the prior written consent of Landlord (which consent may be withheld in the event Tenant is in default hereunder), remove Tenant's Personal Property from the Leased Property. Tenant shall provide and maintain during the Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. If removal is authorized by Landlord as provided herein, all of Tenant's Personal Property not removed by Tenant within thirty (30) days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant, without any payment to Tenant and without any obligation to Tenant to account therefor. Tenant, at its expense, will restore the Leased Property and repair all damage to the Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord.

                                  ARTICLE VII

                      CONDITION AND USE OF LEASED PROPERTY

      7.1 CONDITION OF THE LEASED PROPERTY. Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and satisfactory for its purpose hereunder and under the Construction Loan Agreement. Tenant is leasing the Leased Property "as is" in its present condition and as shall be improved pursuant to the Construction Loan Agreement. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

      7.2 USE OF THE LEASED PROPERTY.

            (a) Tenant covenants that it will timely construct the Hospital Improvements in accordance with the terms and provisions of the Construction Loan Agreement.

            (b) Tenant covenants that it will apply for, obtain and maintain throughout the Term all approvals and licenses needed to use and operate the Leased Property and the Facility for the Primary Intended Use under applicable local, state and federal law, including but not limited to licensure approvals and Medicare and Medicaid certifications, provider numbers, certificates of need, governmental approvals, and full accreditation from all applicable governmental authorities and accreditation organizations, if any, that are necessary for the operation of the Facility as a general acute care hospital facility. Tenant acknowledges that the Land and the Northeast Parking Parcel are encumbered by the REA and agrees that Tenant will fully and completely comply with the terms of the REA in connection with the development and use of the Leased Property and the operation of the Facility.

            (c) From and after the Completion of the Hospital Improvements and throughout the remainder of the Term, Tenant shall use or cause to be used the Leased Property and the Hospital Improvements as a general acute care hospital facility in accordance with the approval received from TDH and as currently defined in the healthcare industry and for such other uses as may be necessary in connection with or incidental to such use (the "Primary Intended Use"). Tenant shall not use the Leased Property, the Hospital Improvements or any portion thereof for any other use without the prior written consent of Landlord, which Tenant agrees may be withheld in Landlord's sole discretion. No use shall be made or permitted to be made of the Leased Property and/or the Hospital Improvements and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or the Hospital Improvements or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property and/or the Hospital Improvements any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder or under applicable fire underwriters regulations. Tenant, at its sole cost, shall comply with all requirements, covenants and restrictions pertaining to the Leased Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property, Tenant's Personal Property and the Hospital Improvements.

            (d) Tenant covenants and agrees that during the Term Tenant will continuously operate the Leased Property and the Hospital Improvements only as a provider of healthcare services in accordance with the Primary Intended Use and that Tenant shall maintain all required certifications for reimbursement and licensure and all accreditations.

            (e) Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

            (f) Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Landlord, the Hospital Improvements or Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

      7.3 LANDLORD TO GRANT EASEMENTS. Landlord, from time to time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense, but subject to the approval of Landlord, which approval shall not be unreasonably withheld, shall request the Land Owner to (a) grant easements and other rights in the nature of easements,
      (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Landlord and the Land Owner of an Officer's Certificate stating (and such other information as Landlord and the Land Owner may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required for and not detrimental to the proper conduct of the Primary Intended Use on the Leased Property and does not reduce the value of the Leased Property and the Facility.

                                  ARTICLE VIII

                        LEGAL AND INSURANCE REQUIREMENTS

      8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to Article XII relating to permitted contests, Tenant, at its expense, will promptly
      (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property and the Hospital Improvements, whether or not compliance therewith shall require structural change in any of the Hospital Improvements or interfere with the use and enjoyment of the Leased Property or the Hospital Improvements, and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, accreditations and other authorizations required for any use of the Leased Property, the Facility and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property and the Hospital Improvements or any part thereof, including without limitation, any Capital Additions. Upon Landlord's request, Tenant shall deliver copies of all such licenses, certificates of need, agreements and other authorizations.

      8.2 LEGAL REQUIREMENT COVENANTS. Tenant covenants and agrees that the Leased Property, the Hospital Improvements and Tenant's Personal Property shall not be used for any unlawful purpose. Tenant shall acquire and maintain and shall use its best efforts to have Lessees acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property and the Hospital Improvements in a manner customary for the industry of the Primary Intended Use and any other use conducted on the Leased Property and the Hospital Improvements as may be permitted from time to time hereunder. Tenant further covenants and agrees that Tenant's use of the Leased Property and the Hospital Improvements and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations.

      8.3 HAZARDOUS MATERIALS.

            (a) During the Term, Tenant (i) shall comply, and cause the Leased Property and the Hospital Improvements to comply, with all Hazardous Materials Laws applicable to the Leased Property and the Hospital Improvements (including the making of all submissions to governmental authorities required by Hazardous Materials Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Leased Property and the Hospital Improvements for the generation, manufacture, refinement, production, or processing of any Hazardous Material or for the storage, handling, transfer or transportation of any Hazardous Material (other than in compliance with the Hazardous Materials Laws and in commercially reasonable quantities in connection with the operation, business and maintenance of the Leased Property and the Hospital Improvements as a hospital facility and/or as a consumer or supplier of consumer products), (iii) shall not permit to remain, install or permit the installation on the Leased Property or the Hospital Improvements of any surface impoundments, underground storage tanks, transformers containing polychlorinated biphenyl or asbestos-containing materials, and (iv) shall cause any improvements to or alterations of the Leased Property and the Hospital Improvements to comply with the Hazardous Materials Laws, and in connection with any such improvements or alterations shall remove any Hazardous Materials present upon the Leased Property or the Hospital Improvements which are not in compliance with Hazardous Materials Laws.

            (b) Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its directors, officers, members, partners, employees and agents, and any successors and assigns of Landlord from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorneys' and consultants' fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Leased Property or the Hospital Improvements during the Term (collectively, "Release"), and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans arising out of or relating to any such Release. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Leased Property and/or the Hospital Improvements, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease.

            (c) Tenant shall promptly notify Landlord in writing, upon Tenant's learning, of any:

                  (i) notice or claim to the effect that Tenant is or may be liable to any person as a result of the release or threatened release of any Hazardous Material into the environment from the Leased Property or the Hospital Improvements;

                  (ii) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Leased Property or the Hospital Improvements;

                  (iii) notice that the Leased Property and/or the Hospital
            Improvements is subject to any environmental lien; and

                  (iv) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Hazardous Material Law that could have a material adverse effect upon the Leased Property and/or the Hospital Improvements.

            (d) Tenant shall maintain a "best practices" protocol for disposal of medical waste and upon request Tenant shall provide all evidence thereof which Landlord may require.

      8.4 HEALTHCARE LAWS. Tenant warrants and represents that this Lease and all Secondary Leases are, and at all times during the Term will be, in compliance with all Healthcare Laws. Tenant agrees to add a provision or provisions to all of its third party agreements relating to the Leased Property and/or the Facility, including, without limitation, all Secondary Leases, that in the event it is determined that such agreement and/or sublease is in violation of the Healthcare Laws, such agreement and/or sublease shall be promptly renegotiated so that same are in compliance with all Healthcare Laws and if the parties to such agreement or sublease cannot agree on the modifications thereto, Tenant immediately shall terminate such agreement or sublease. Tenant agrees promptly to notify Landlord in writing upon learning of or upon receipt of any notice of investigation of any alleged Healthcare Law violations. Tenant hereby agrees to indemnify and defend, at its sole cost and expense, and hold harmless Landlord, its successors and assigns, from and against and to reimburse Landlord with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time to time by reason or arising out of any breach by Tenant of any of the above covenants, representations and warranties.

      8.5 REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants to the Landlord as of the date hereof as follows:

            (a) Tenant is a limited partnership, duly organized and validly existing under the laws of the State of Texas.

            (b) Tenant is duly authorized to enter into, deliver and perform this Lease and the Lease constitutes the valid and binding obligation of Tenant, enforceable in accordance with its terms.

            (c) Neither the entering into of this Lease nor the performance by Tenant of its obligations hereunder will violate any provision of law or any agreement, indenture, note or other instrument binding upon Tenant.

            (d) No authority from or approval by any governmental body, commission or agency or consent of any third party is required in connection with the making or validity of and the execution, delivery and performance of this Lease or the other documents referred to herein.

            (e) There are no actions, suits or proceedings pending against or, to the knowledge of Tenant, its shareholders, directors, officers, employees and agents, threatened against or affecting Tenant or any Affiliate, in any court or before or by any governmental department, agency or instrumentality, an adverse decision in which could materially and adversely affect the financial condition, business or operations of Tenant or the ability of Tenant to perform its obligations under this Lease or the other documents referred to herein.

            (f) Tenant and its Affiliates are in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities.

            (g) Tenant will use its best and good faith efforts to obtain all certificates of need, and other licenses and agreements required by the Healthcare Laws within sixty (60) days subsequent to the Completion Date.

      8.6 SINGLE PURPOSE ENTITY. Tenant is, at the time of the execution of this Lease, and shall remain at all times during the Term, a Single Purpose Entity created and to remain in good standing for the sole purpose of leasing the Leased Property, constructing the Hospital Improvements and operating the Facility in accordance with the terms of this Lease. Simultaneously with the execution of this Lease, and as requested by Landlord at other times during the Term, Tenant shall provide Landlord evidence that Tenant is a Single Purpose Entity and is in good standing in the state of its organization and in the State.

      8.7 ORGANIZATIONAL DOCUMENTS. Tenant shall not permit or suffer, without the prior written consent of Landlord (i) an amendment or modification of its Organizational Documents or the organizational documents of any constituent entity within Tenant, (ii) a change in the ownership or controlling interest in the general partner of Tenant, (iii) change in the ownership of more than twenty percent (20%) of the limited partnership interest in Tenant, (iv) any dissolution or termination of its existence, or (v) change in its state of formation or incorporation or its name. Tenant, prior to or simultaneously with the execution of this Lease, has delivered to Landlord a true and complete copy of the articles of incorporation and by-laws, articles of organization/certificate of formation and limited liability company operating agreement or certificate of limited partnership and partnership agreement, as the case may be, creating Tenant, and all other documents creating and governing Tenant (collectively, the "Organizational Documents"). Tenant warrants and represents that the Organizational Documents (i) were duly executed and delivered, (ii) are in full force and effect, and binding upon and enforceable in accordance with their terms, (iii) constitute the entire understanding among the shareholders, partners, or members of Tenant, and
      (iv) no breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time, or both, would constitute a breach under the Organizational Documents.

                                   ARTICLE IX

                              REPAIRS; RESTRICTIONS

      9.1 MAINTENANCE AND REPAIR.

            (a) Tenant, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto, the Hospital Improvements and Tenant's Personal Property in good first class order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Articles XIV and XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs, to the extent reasonably achievable, shall be at least equivalent in quality to the original work. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property, the Hospital Improvements or any part thereof for the Primary Intended Use. Tenant shall notify the Landlord of any and all repairs or improvements made to the Leased Property or the Hospital Improvements in excess of Fifty Thousand and 00/100 Dollars ($50,000.00).

            (b) Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property or the Hospital Improvements, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease or to maintain the Leased Property or the Hospital Improvements in any way.

            (c) Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or the Hospital Improvements or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property or any portion thereof.

            (d) Unless Landlord shall convey any of the Leased Property to Tenant pursuant to the provisions of this Lease, Tenant, upon the expiration or prior termination of the Term, will vacate and surrender the Leased Property and the Hospital Improvements to Landlord in the condition in which the Leased Property was originally received from Landlord, except as improved, constructed, repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property and the Hospital Improvements in good order and repair during the Term), damage caused by the gross negligence or willful acts of Landlord and damage or destruction described in Article XIV or resulting from a Taking which Tenant is not required by the terms of this Lease to repair or restore.

            (e) Commencing on the Completion of construction of the Building, and on each January 1 thereafter, Tenant shall make annual deposits to a capital improvement reserve (the "Capital Improvement Reserve") at a financial institution of the Landlord's choosing. Such account shall require the signature of an officer of Tenant and Landlord to make withdrawals. The first annual deposit shall be equal to the product of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) times the number of beds in the Facility (the number of beds to be determined by the actual number of beds certified to be available for use in the Facility). On each January 1 thereafter during the Term, the Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) amount shall be increased by two and one-half percent (2.5%) per annum cumulative. Notwithstanding anything contained herein to the contrary, Tenant shall pay into the Capital Improvement Reserve any amounts needed in excess of such required payments as needed to undertake the required Capital Improvement. The amount in the Capital Improvement Reserve, including interest, may be used by Tenant with Landlord's approval, which such approval will not be unreasonably withheld, or by Landlord with Tenant's approval, which such approval will not be unreasonably withheld, to pay for capital improvements to the repair and replacement of the Leased Property and/or the Hospital Improvements. Tenant hereby grants to Landlord a security interest in all monies deposited into the Capital Improvement Reserve and Tenant, within fifteen (15) days subsequent to the Commencement Date, shall execute all documents necessary for Landlord to perfect its security interest in the Capital Improvement Reserve. Landlord and Tenant agree that the first dollars of all capital expenditures made in each year during the Term shall be funded from the Capital Improvement Reserve account to the full extent of such account.

      9.2 ENCROACHMENTS; RESTRICTIONS. If any of the Hospital Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (b) make such changes in the Hospital Improvements, and take such other actions, as Landlord in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Hospital Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility for the Primary Intended Use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Tenant's obligations under this
      Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                   ARTICLE X

                                CAPITAL ADDITIONS

      10.1 CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY.

            (a) (i) After the completion of the construction of the Hospital Improvements, if no Event of Default shall have occurred and be continuing under this Lease and the Secondary Leases, Tenant, except as expressly provided in this Article X to the contrary, shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property without the prior written consent of Landlord, provided, however, except as expressly provided in
      Section 10.2(d) hereof, Tenant shall not be permitted to create any Encumbrance on the Leased Property or the Hospital Improvements in connection with such Capital Addition. Prior to commencing construction of any Capital Addition, Tenant, at Tenant's sole cost and expense, shall (i) submit to Landlord in writing a proposal setting forth in reasonable detail any proposed Capital Addition and shall provide to Landlord such plans and specifications, certificates of need and other approvals, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request, and (ii) obtain all necessary certificates of need, state licensure surveys and all regulatory approvals of architectural plans. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put.

                  (ii) NO CAPITAL ADDITION SHALL BE MADE WITHOUT THE PRIOR
            WRITTEN CONSENT OF LANDLORD, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, (a) IF THE CAPITAL ADDITION COST OF SUCH PROPOSED CAPITAL ADDITION, WHEN AGGREGATED WITH THE COSTS OF ALL CAPITAL ADDITIONS MADE BY TENANT, WOULD EXCEED TWENTY-FIVE PERCENT (25%) OF THE THEN FAIR MARKET VALUE OF THE LEASED PROPERTY OR WOULD DIMINISH THE VALUE OF THE LEASED PROPERTY, OR (b) WHICH WOULD TIE IN OR CONNECT ANY HOSPITAL IMPROVEMENTS WITH ANY OTHER IMPROVEMENTS ON PROPERTY ADJACENT TO THE LEASED PROPERTY, INCLUDING WITHOUT LIMITATION, TIE-INS OF BUILDINGS OR OTHER STRUCTURES OF UTILITIES. ALL CAPITAL ADDITION SHALL BE ARCHITECTURALLY INTEGRATED AND CONSISTENT WITH THE LEASED PROPERTY.

                  (iii) LANDLORD ACKNOWLEDGES THAT TENANT INTENDS TO EXPAND THE
            HOSPITAL IMPROVEMENTS IN THE FOLLOWING MANNER (THE "EXPANSION IMPROVEMENTS"):

                              1. The opening of the fourth (4th) floor of the
                        Building from a shell to an active condition to add twenty-four (24) more beds in the second (2nd) year subsequent to the Commencement Date;

                              2. Construction of a fifth (5th) floor and sixth
                        (6th) floor to the Building to add forty-eight (48) additional beds in the third (3rd) year subsequent to the Commencement Date;

                              3. Construction of four (4) additional operating
                        rooms and a fifty percent (50%) expansion of the square footage of the emergency room in the third (3rd) year subsequent to the Commencement Date;

                              4. Construction of deck parking in the fourth
                        (4th) year subsequent to the Commencement Date (such decked parking to be the replacement parking for the parking area located on the Northeast Parking Parcel);

                              5. Construction of additional improvements of a
                        square footage required to increase total bed capacity of the Facility to between one hundred eighty (180) and two hundred (200) beds in the fifth year subsequent to the Commencement Date; and

                              6. Construction of a connection between the ground
                        floor of the Building and the professional office building which an affiliate of Tenant intends to construct on a tract located adjacent to and southwest of the Land.

      Landlord agrees that it will approve the Expansion Improvements without regard to the conditions set forth in Section 10.1(a)(iii) upon satisfaction of the following conditions:

                  (i) Landlord shall have received, reviewed and approved all plans and specifications for the Expansion Improvement, including without limitation, architectural, engineering and landscaping plans;

                  (ii) Tenant shall deliver to Landlord a copy of all permits necessary or required to construct and operate the Expansion Improvement, including without limitation, building permit, certificate of need, and state license survey; and

                  (iii) Landlord shall determine, in its reasonable discretion, that the Expansion Improvement will not result in a diminution in the value of the Leased Property.

            (b) Prior to commencing construction of any Capital Addition for which Tenant plans to borrow funds, Tenant shall first request Landlord to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.3. If Landlord declines or is unable to provide such financing on terms acceptable to Tenant, the provisions of Section
      10.2 shall apply. Notwithstanding any other provision of this Article X to the contrary, no Capital Addition shall be made without the consent of Landlord, which consent shall not be unreasonably withheld or delayed, if the Capital Addition Cost of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by Tenant, would exceed twenty-five percent (25%) of the then Fair Market Value of the Leased Property and the Hospital Improvements or would diminish the value of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect any Hospital Improvements with any other improvements on property adjacent to the Leased Property, including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval in Landlord's sole discretion may be granted or withheld. All Capital Additions shall be architecturally integrated and consistent with the Hospital Improvements.

      10.2 CAPITAL ADDITIONS FINANCED BY TENANT. If Tenant provides or arranges to finance any Capital Addition, the following provisions shall be applicable:

            (a) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

            (b) Upon the expiration or earlier termination of this Lease, except by reason of the default by Tenant hereunder, Landlord shall compensate Tenant for each Capital Addition paid for or financed by Tenant in one of the following ways, determined in the sole discretion of Landlord:

                  (i) By purchasing all Capital Additions paid for by Tenant from Tenant for cash in the amount of the Fair Market Added Value of all such Capital Additions paid for or financed by Tenant; or

                  (ii) By purchasing all Capital Additions paid for by Tenant from Tenant by delivering to Tenant Landlord's purchase money promissory note in the amount of the Fair Market Added Value, due and payable not later than eighteen (18) months after the date of expiration or other termination of this Lease, bearing interest at the test rate applicable under Section 1272 of the Code or any successor section thereto ("Test Rate") or, if no such Test Rate exists, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased Property, subject to all mortgages and encumbrances on the Leased Property at the time of such purchase; or

                  (iii) Such other arrangement regarding such compensation as shall be mutually acceptable to Landlord and Tenant.

            (c) Landlord and Tenant agree that Tenant's construction lender for Capital Additions shall have the right to secure its loan by a mortgage upon Tenant's leasehold interest created hereunder and the Hospital Improvements provided such mortgage (i) shall be in an amount not to exceed the cost of the Capital Additions, (ii) shall be subordinate to this Lease and Landlord's rights herein, (iii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created, and (iv) shall be limited solely to Tenant's interest in the Leased Property and the Hospital Improvements.

      10.3 CAPITAL ADDITIONS FINANCED BY LANDLORD.

            (a) Tenant shall request that Landlord provide or arrange financing for a Capital Addition by providing to Landlord such information about the Capital Addition (a "Request") as Landlord may request, including without limitation, all information referred to in Section 10.1 above. Landlord may, but shall be under no obligation to, obtain the funds necessary to meet the Request. Within thirty (30) days subsequent to receipt of a Request, Landlord shall notify Tenant as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it will do so, including the terms of any amendment to this Lease. In no event shall the portion of the projected Capital Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of such cost. Tenant may withdraw its Request by notice to Landlord at any time before or after receipt of Landlord's terms and conditions.

            (b) If Landlord agrees to finance the proposed Capital Addition, Tenant shall provide Landlord with the following prior to any advance of funds:

                  (i) all customary or other required loan documentation;

                  (ii) any information, certificates of need, regulatory
            approvals of architectural plans and other certificates, licenses, permits or documents requested by either Landlord or any lender with whom Landlord has agreed or may agree to provide financing which are necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

                  (iii) an Officer's Certificate and, if requested, a
            certificate from Tenant's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the Capital Addition;

                  (iv) an amendment to this Lease, duly executed and
            acknowledged, in form and substance satisfactory to Landlord, and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Fair Market Value and the Rent, which shall be increased in an amount at least equal to the principal and interest on the debt incurred by Landlord to finance the Capital Addition;

                  (v) a deed conveying title to Landlord or an amendment to the
            Hospital Tract Ground Lease adding to the premises demises thereunder any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Landlord and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Landlord;

                  (vi) endorsements to any outstanding policy of title insurance covering the Leased Property and any additional land referred to in
            Section 10.3(b)(v) above, or a supplemental policy of title insurance covering the Leased Property and any additional land referred to in Section 10.3(b)(v) above, satisfactory in form and substance to Landlord (A) updating the same without any additional exceptions, except as may be permitted by Landlord; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph
            (vii) below);

                  (vii) if required by Landlord, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Landlord and (B) a lender's policy of title insurance satisfactory in form and substance to Landlord and the Lending Institution advancing any portion of the Capital Addition Cost;

                  (viii) if required by Landlord, prior to commencing the
            Capital Addition, an M.A.I. appraisal of the Leased Property and the Hospital Improvements indicating that the Fair Market Value of the Leased Property and the Hospital Improvements upon completion of the Capital Addition will exceed the Fair Market Value of the Leased Property and the Hospital Improvements prior thereto by an amount not less than one hundred percent (100%) of the Capital Addition Cost; and

                  (ix) such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the Board of Directors of Tenant authorizing the execution and delivery of the lease amendment described above and any other instruments as may be reasonably required by Landlord and any Lending Institution advancing or reimbursing Tenant for any portion of the Capital Addition Cost.

            (c) Upon making a Request, whether or not such financing is actually consummated, Tenant shall pay or agree to pay, upon demand, all reasonable costs and expenses of Landlord and any Lending Institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes. transfer taxes, intangible taxes, and other similar charges, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, and (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals, including but not limited to any required certificates of need, for the construction, operation, use or occupancy of the Capital Addition.

      10.4 REMODELING AND NON-CAPITAL ADDITIONS. Subject to Article IX, Tenant shall have the right and the obligation to make additions, modifications or improvements to the Leased Property and the Hospital Improvements which are not Capital Additions ("Non-Capital Additions") from time to time as it, in its discretion, may deem to be desirable for the Primary Intended Use and to permit the Tenant to comply fully with its obligations set forth in this Lease, provided that such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property and will not significantly impair the revenue producing capability of the Leased Property or adversely affect the ability of the Tenant to comply with the provisions of this Lease. The cost of Non-Capital Additions, modifications and improvements shall, without payment by Landlord at any time, be included under the terms of this Lease and, upon expiration or earlier termination of this Lease, shall pass to and become the property of Landlord.

                                   ARTICLE XI

                                      LIENS

      11.1 LIENS. Subject to the provisions of Article XII relating to permitted contests, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, the Hospital Improvements or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in EXHIBIT C, (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 7.3, (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (f) liens of mechanics, laborers,

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

      materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (g) any liens which are the responsibility of Landlord pursuant to the provisions of Article XXIX of this Lease. Unless otherwise expressly provided herein, Tenant shall not mortgage or grant any interest in, or otherwise assign, any part of the Tenant's rights and interests in this Lease, the Leased Property, the Hospital Improvements or any permits, licenses, certificates of need (if any) or any other approvals required to operate the Facility during the Term without the prior written consent of the Landlord, which may be withheld at Landlord's sole discretion; provided nothing in this sentence shall prohibit or be deemed to prohibit the sale of additional limited partnership interest in Tenant as allowed under this Lease.

                                  ARTICLE XII

                               PERMITTED CONTESTS

      12.1 PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property and the Hospital Improvements, (b) neither the Leased Property, the Hospital Improvements nor any Rent nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars and 00/100 Dollars ($50,000.00), then, in any such event, (i) provided the Consolidated Net Worth of Tenant is then in excess of Fifty Million Dollars and 00/100 Dollars ($50,000,000.00), Tenant shall deliver to Landlord an Officer's Certificate to the effect set forth in clauses (a),
      (b) and (c), to the extent applicable, or (ii) in the event the Consolidated Net Worth of Tenant is not then in excess of Fifty Million Dollars and 00/100 Dollars ($50,000,000.00), then Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property, the Hospital Improvements or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other sums payable by Tenant to Landlord hereunder, (f) in the case of an Insurance

      Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 GENERAL INSURANCE REQUIREMENTS. During the Term, Tenant shall at all times keep the Leased Property, the Hospital Improvements (once constructed) and all property located in or on the Leased Property and in the Hospital Improvements, including Tenant's Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, Tenant shall obtain and maintain in effect throughout the Term, the kinds and amounts of insurance deemed necessary by Landlord, including the insurance described below. All insurance shall be written by insurance companies (i) acceptable to Landlord, (ii) that are rated at least an "A-VIII" or better by Best's Insurance Guide and Key Ratings and a claim payment rating by Standard & Poor's Corporation of A or better, and (iii) authorized, licensed and qualified to do insurance business in the State. The aggregate amount of coverage by a single company must not exceed five percent (5%) of the insurance company's policyholders' surplus. The policies must name Landlord (and any other entities as Landlord may deem necessary) and Land Owner as an additional insured and losses shall be payable to Landlord and/or Tenant as provided in Article XIV. Each insurance policy required hereunder must (i) provide primary insurance without right of contribution from any other insurance carried by Landlord, (ii) contain an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including Landlord, (iii) permit Landlord to pay premiums at Landlord's discretion, and (iv) as respects any third party liability claim brought against Landlord, obligate the insurer to defend Landlord as an additional insured thereunder. In addition, the policies shall name as an additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement securing any Encumbrance placed on the Leased Property or the Hospital Improvements in accordance with the provisions of this Lease ("Facility Mortgage"), if any, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord and each affected Facility Mortgagee. Evidence of insurance and/or Impositions shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage which constitutes a first lien on the Leased Property or the Hospital Improvements requires deposits of insurance to be made with such Facility Mortgagee, Tenant shall either pay to Landlord monthly the amounts required and Landlord shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property and the Hospital Improvements, the Fixtures and Tenant's Personal Property, shall insure against the following risks:

            (a) All Risks or Special Form Property insurance against loss or damage to the building and improvements, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Hospital Improvements. The policy shall include coverage for subsidence. The deductible amount thereunder shall be borne by the Tenant in the event of a loss and the deductible must not exceed Ten Thousand and 00/100 Dollars ($10,000.00) per occurrence. Further, in the event of a loss, Tenant shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and Tenant further agrees that it will notify Landlord of any loss in the amount of Twenty Five Thousand and 00/100 Dollars ($25,000.00) or greater and that no claim at or in excess of Twenty Five Thousand and 00/100 Dollars ($25,000.00) thereunder shall be settled without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord.

            (b) Flood and earthquake insurance shall be required only in the event that the Hospital Improvements is located in a flood plain or earthquake zone.

            (c) Insurance against loss of earnings in an amount sufficient to cover not less than twelve (12) months' lost earnings and written in an "all risks" form, either as an endorsement to the insurance required under
      Section 13.1(a) above, or under a separate policy.

            (d) Worker's compensation insurance covering all employees in amounts that are customary for Tenant's industry.

            (e) Commercial General Liability in a primary amount of at least Five Million and 00/100 Dollars ($5,000,000.00) per occurrence, bodily injury for injury or death of any one person and One Hundred Thousand and 00/100 Dollars ($100,000.00) for property damage for damage to or loss of property of others, subject to a Ten Million and 00/100 Dollars ($10,000,000.00) annual aggregate policy limit for all bodily injury and property damage claims, occurring on or about the Leased Property or the Hospital Improvements or in any way related to the Leased Property or the Hospital Improvements, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located on the Leased Property or otherwise related to the Leased Property or the Hospital Improvements. Such policy shall include coverages of a Broad Form nature, including, but not limited to, Explosion, Collapse and Underground
      (XCU), Products Liability, Completed Operations, Broad Form Contractual Liability, Broad Form Property Damage, Personal Injury, Incidental Malpractice Liability, and Host Liquor Liability (if applicable).

            (f) Automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence for bodily injury; One Hundred Thousand and 00/100 Dollars ($100,000.00) per occurrence for property damage; subject to an annual aggregate policy limit of One Million and 00/100 Dollars ($1,000,000.00).

            (g) Umbrella liability insurance in the minimum amount of Ten Million and 00/100 Dollars ($10,000,000.00) for each occurrence and aggregate combined single limit for all liability, with a Ten Thousand and 00/100 Dollars ($10,000.00) self-insured retention for exposure not covered in underlying primary policies. The umbrella liability policy shall name in its underlying schedule the policies of commercial general liability, garage keepers liability, automobile/vehicle liability and employer's liability under the Worker's Compensation Policy.

            (h) Professional liability insurance for any physician employed by Tenant or other employee or agent of Tenant providing services at the Facility in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00) per individual claim and Ten Million and 00/100 Dollars ($10,000,000.00) annual aggregate.

            (i) A commercial blanket bond covering all employees of the Tenant, including its officers and the individual owners of the insured business entity, whether a joint-venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least One Million and 00/100 Dollars ($1,000,000.00) subject to a deductible of no more than Ten Thousand and 00/100 Dollars ($10,000.00) per occurrence.

      The term "Full Replacement Cost" as used herein, shall mean the actual replacement cost thereof from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either Landlord or Tenant believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost re-determined by the fire insurance company which is then providing the largest amount of fire insurance carried on the Leased Property and the Hospital Improvement, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article, as the case may be, to the amount so determined by the impartial appraiser. Tenant shall pay the fee, if any, of the impartial appraiser.

      13.2 ADDITIONAL INSURANCE. In addition to the insurance described above, Tenant shall maintain such additional insurance as may be required from time to time by any Facility Mortgagee and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Tenant at the Facility, in accordance with the requirements of applicable local, state and federal law.

      13.3 INSURANCE DURING CONSTRUCTION PERIOD. During the Construction Period, Tenant shall maintain or cause to be maintained all insurance required under the Construction Loan Agreement and Landlord and Land Owner shall be named as an additional insured with respect to such insurance.

      13.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facility and/or Tenant's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such a waiver clause or endorsement so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

      13.5 FORM OF INSURANCE. All of the policies of insurance referred to in this Article XIII shall be written in form satisfactory to Landlord and by insurance companies satisfactory to Landlord. Tenant shall pay all of the premiums therefor, and shall deliver such original policies, or a certified copy thereof (which is certified in writing by a duly authorized agent for the insurance company as a "true and certified" copy of the policy), or in the case of a blanket policy, a copy of the original policy, to Landlord and Land Owner effective with the Commencement Date and furnished annually thereafter (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and in the event of the failure of Tenant either to obtain such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certified copies of such policies to Landlord and Land Owner at the times required, Landlord shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand therefor, and failure to repay the same shall constitute an Event of Default. Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord sixty (60) days' prior written notice (at Landlord's notice address as specified in this Lease ("Landlord's Notice Address") before the policy or policies in question shall be altered, allowed to expire or canceled. The parties hereto agree that all insurance policies, endorsements and certificates which provide that the insurer will "endeavor to" give notice before same may be altered, allowed to expire or canceled will not be acceptable to Landlord. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by Tenant hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until Landlord has received not less than sixty (60) days' prior written notice at Landlord's Notice Address, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten
      (10) days' prior written notice to Landlord at Landlord's Notice Address.

      13.6 INCREASE IN LIMITS. In the event that Landlord shall at any time deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Article XIII.

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

      If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgages.

      13.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article XIII, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant provided that:

            (a) Any such blanket policy or policies are acceptable to and have been approved by the Landlord;

            (b) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of the Landlord; and

            (c) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article XIII (including the requirement of sixty (60) days' written notice before the expiration or cancellation of such policies as required by Section 13.5) and shall provide for deductibles in amounts acceptable to Landlord.

      13.8 NO SEPARATE INSURANCE. Tenant shall not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV

                                FIRE AND CASUALTY

      14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, the Hospital Improvements or any portion thereof and insured under any policy of insurance required by Article XIII shall be paid to Landlord and held by Landlord in trust (subject to the provisions of Section 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, the Hospital Improvements or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property or the Hospital Improvements, as applicable, (or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Landlord free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Landlord except that any salvage relating to Capital Additions paid for by Tenant or to Tenant's Personal Property shall belong to Tenant.

      14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

            (a) Except as provided in Section 14.7, if during the Term, the Hospital Improvements are totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Hospital Improvements is thereby rendered Unsuitable for its Primary Intended Use, Tenant shall have the option, by giving written notice to Landlord within sixty (60) days following the date of such destruction, to (i) restore the Hospital Improvements to substantially the same condition as existed immediately before the damage or destruction, or (ii) so long as Tenant is not in default, or no event has occurred which with the giving of notice or the passage of time or both would constitute a default, under this Lease and the Secondary Leases, to purchase Landlord's interest in the Leased Property for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property and the Hospital Improvements immediately prior to such damage or destruction. In the event Landlord does not accept Tenant's offer to so purchase within thirty (30) days after Landlord's receipt of Tenant's notice, Tenant may, after giving Landlord thirty (30) days' prior written notice, either withdraw its offer to purchase and proceed to restore the Hospital Improvements to substantially the same condition as existed immediately before the damage or destruction or, terminate this Lease and, in the latter event, Landlord shall be entitled to retain the insurance proceeds, and Tenant shall pay to Landlord on demand, the amount of any deductible or uninsured loss arising in connection therewith.

            (b) Except as provided in Section 14.7, if during the Term, the Hospital Improvements and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, if Tenant cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, so long as Tenant is not in default, or no event has occurred which with the giving of notice or the passage of time or both would constitute a default, under the terms of this Lease and the Secondary Leases, Tenant shall have the option to purchase Landlord's interest in the Leased Property for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property and the Hospital Improvements immediately prior to such damage or destruction.

            (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Article XIII, Tenant shall be obligated to contribute any excess amount needed to restore the Facility prior to use of the insurance proceeds. Such amount shall be paid by Tenant to Landlord (or a Facility Mortgagee if required) to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

            (d) In the event Landlord accepts Tenant's offer to purchase Landlord's interest in the Leased Property, this Lease shall terminate upon payment of the purchase price and Landlord shall remit to Tenant all insurance proceeds being held in trust by Landlord or the Facility Mortgagee if applicable.

      14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 14.7 below, if during the Term, the Hospital Improvements are totally or materially destroyed from a risk not covered by the insurance described in Article XIII but that would have been covered if Tenant carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which the Facility is located, then whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Tenant shall restore the Hospital Improvements to substantially the same condition they were in immediately before such damage or destruction and this Lease shall not terminate or be terminated as a result of such damage or destruction. If such damage or destruction is not material, Tenant shall restore the Hospital Improvements at Tenant's expense.

      14.4 TENANT'S PERSONAL PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property or Capital Additions financed by Tenant shall be paid to Landlord and Landlord shall hold such insurance proceeds in trust to pay the cost of repairing or replacing the damage to Tenant's Personal Property or the Capital Additions financed by Tenant.

      14.5 RESTORATION OF TENANT'S PROPERTY. If Tenant is required or elects to restore the Hospital Improvements as provided in Sections 14.2 or 14.3, Tenant also shall restore all alterations and improvements made by Tenant, Tenant's Personal Property and all Capital Additions paid for by Tenant.

      14.6 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

      14.7 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Sections
      14.2 or 14.3 to the contrary, if damage to or destruction of the Hospital Improvements occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Landlord shall be entitled to retain the insurance proceeds and Tenant shall pay to

      Landlord on demand the amount of any deductible or uninsured loss arising in connection therewith.

      14.8 WAIVER. Tenant hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Hospital Improvements.

                                   ARTICLE XV

                                  CONDEMNATION

      15.1 DEFINITIONS.

            (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

            (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

            (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

            (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

      15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property, the Hospital Improvements or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

      15.3 TOTAL TAKING. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking.

      15.4 PARTIAL TAKING. If there is a Taking of a portion of the Leased Property and/or the Hospital Improvements by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for its Primary Intended Use. If, however, the Facility is thereby rendered Unsuitable for its Primary Intended Use, Tenant shall have the option (a) to restore the Facility, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or, so long as Tenant is not in default, or no event has occurred which with the giving of notice or the passage of time or both would constitute a default, under the terms of this Lease and the Secondary Leases, or (b) to offer to acquire Landlord's interest in the Leased Property from Landlord for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property and the Hospital Improvements immediately prior to such partial Taking, in which event this Lease shall terminate upon payment of the purchase price. Tenant shall exercise its option by giving Landlord notice thereof within sixty (60) days after Tenant receives notice of the Taking. In the event Landlord does not accept Tenant's offer to so purchase within thirty (30) days after receipt of the notice described in the preceding sentence, Tenant may either (a) withdraw its offer to purchase and proceed to restore the Facility, to the extent possible, to substantially the same condition as existed immediately before the partial Taking or (b) terminate this Lease by written notice to Landlord.

      15.5 RESTORATION. If there is a partial Taking of the Leased Property and/or the Hospital Improvements and this Lease remains in full force and effect pursuant to Section 15.4, Tenant shall accomplish all necessary restoration.

      15.6 AWARD DISTRIBUTION. In the event Landlord accepts Tenant's offer to purchase Landlord's interest in the Leased Property, as described in clause (b) of Section 15.4, the entire Award shall belong to Tenant provided no Event of Default is continuing and Landlord agrees to assign to Tenant all of its rights thereto. In any other event, the entire Award shall belong to and be paid to Landlord, except that, if this Lease is terminated, and subject to the rights of the Facility Mortgagee, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, the following:

            (a) A sum attributable to the Capital Additions for which Tenant would be entitled to reimbursement at the end of the Term pursuant to the provisions of Section 10.2(c) and the value, if any, of the leasehold interest of Tenant under this Lease; and

            (b) A sum attributable to Tenant's Personal Property and any reasonable removal and relocation costs included in the Award.

            If Tenant is required or elects to restore the Facility, Landlord agrees that, subject to the rights of the Facility Mortgagees, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration.

      15.7 TEMPORARY TAKING. The Taking of the Leased Property, the Hospital Improvements or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect and the Base Rent shall not be abated or reduced during such period of Taking.

                                  ARTICLE XVI

                                     DEFAULT

      16.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default hereunder:

            (a) if Tenant shall fail to make a payment of Rent or any other monetary payment due and payable by Tenant under this Lease when the same becomes due and payable, or

            (b) if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of written notice thereof from Landlord (provided, however, in no event shall Landlord be required to give more than one (1) written notice per calendar year), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within sixty (60) days after receipt by Tenant of Landlord's notice of default, or

            (c) if Tenant shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take
            advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (v) file a petition or answer seeking reorganization or
            arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

                  (vi) admits in writing that Tenant cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant's capital structure if Tenant be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing); or

            (d) if any License is terminated or if Tenant or the Facility is excluded from participation in Medicare, Medicaid or other governmental payor programs by a final adjudication, or

            (e) except as a result of damage, destruction or a partial or complete Condemnation, the abandonment or vacation of the Leased Property and/or the Hospital Improvements by Tenant (Tenant's absence from the Leased Property and/or the Hospital Improvements for thirty (30) consecutive days shall constitute abandonment), or the failure by Tenant to continuously operate the Facility in accordance with the terms of this Lease, or

            (f) if Tenant shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, as the case may be, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof, or

            (g) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, provided that if the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, accompanied by an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided, further, that if, immediately after giving effect to any such merger, consolidation or sale, Tenant or such other corporation (if not the Tenant) surviving the same, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of Tenant immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate delivered to Landlord within thirty (30) days of such merger, consolidation or sale, an Event of Default shall not be deemed to have occurred, or

            (h) if the estate or interest of Tenant in the Leased Property, the Hospital Improvements or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of written notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

            (i) if any of the representations or warranties made by Tenant in the Purchase Agreement or in the certificates delivered in connection therewith are or become untrue in any material respect, and which is not cured within ten (10) days after notice from Landlord, or

            (j) a default by Tenant as described in Section 16.2 below, or

            (k) a default or event of default shall occur under the Lease Assignment, Security Agreement or any other agreement between Landlord or any Affiliate of Landlord and Tenant or any Affiliate of Tenant, which is not cured within the cure period as provided therein, or

            (l) a default by Tenant under the documents evidencing the Loan, or

            (m) if Tenant causes or fails to prevent a payment default on any of its corporate debt or other leases or is declared to be in material default by any of its corporate lenders and such default is not cured within any applicable cure periods; or

      (n) IF A DEFAULT OCCURS UNDER ANY OTHER LEASE BETWEEN TENANT AND ITS AFFILIATES AND LANDLORD AND ITS AFFILIATE AND SUCH DEFAULT IS NOT CURED WITHIN ANY APPLICABLE CURE PERIODS.

      16.2 COVENANTS AND EVENTS OF DEFAULT. IN ADDITION TO THOSE MATTERS SET FORTH IN SECTION 16.1, THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS SHALL CONSTITUTE AN EVENT OF DEFAULT:

            (a) If, based on a quarterly test, Tenant's Consolidated Net Worth (net of Approved Pre-Opening Expenses pursuant to Section 32.7) shall be less than the below stated amount in the applicable period:

     Year                 Consolidated Net Worth
     ----                 ----------------------
     2005                       12,500,000

     2006                       11,000,000

     2007                        9,000,000

     2008                        9,000,000

     2009                       12,000,000

2010 and after                  15,000,000

            (b) If EBITDAR Total Fixed Charge Coverage shall be less than the amount calculated per applicable period as provided below:

                                  EBITDAR Testing Periods:                                     Calculation:
                                  -----------------------                                      ------------
Year One:              -  For Year One as Tested at the End of the 4th Quarter              0.5 times EBITDAR

Year Two:              -  For Quarters 1, 2, and 3 (Tested Quarterly)                       0.5 times EBITDAR

                       -  For Year Two as Tested at the End of the 4th Quarter              0.75 times EBITDAR

Year Three:            -  For Quarters 1 and 2 (Tested Quarterly)                           1.0 times EBITDAR

                       -  For Quarters 3 and 4 (Tested Quarterly)                           1.2 times EBITDAR

Year Four: (and        -  Tested Quarterly                                                  1.5 times EBITDAR
thereafter)

            (c) If EBITDAR Lease Coverage shall be less than the amount calculated per applicable period as provided below:

                                   EBITDAR Testing Periods:                                    Calculation:
                                   -----------------------                                     -----------
Year One:              -  For Year One as Tested at the End of the 4th Quarter              0.6 times EBITDAR

Year Two:              -  For Quarters 1, 2, and 3 (Tested Quarterly)                       0.6 times EBITDAR

                       -  For Year Two as Tested at the End of the 4th Quarter              1.2 times EBITDAR

Year Three:            -  For Quarters 1 and 2 (Tested Quarterly)                           1.5 times EBITDAR

                       -  For Quarters 3 and 4 (Tested Quarterly)                           1.8 times EBITDAR

Year Four:  (and       -  Tested Quarterly                                                  2.0 times EBITDAR
thereafter)

            (d) Tenant, on a consolidated basis, shall experience six (6) consecutive quarters of falling net revenue, and EBITDAR (based on trailing twelve (12) months) shall be less than 1.5 times Tenant's Rent payments; or

            (e) Tenant shall be in payment default on any of its corporate debt or other leases or be declared to be in material default by any of its corporate lenders, unless such default is cured within any applicable cure periods.

      16.3 REMEDIES. If an Event of Default shall have occurred, Landlord, except as expressly provided to the contrary herein, shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law, in equity or by other provisions of this Lease, without notice or demand.

            (a) Without any notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, it is agreed that if Tenant deserts or vacates the Leased Property and/or the Hospital Improvements, Landlord may enter upon and take possession of the Leased Property and the Hospital Improvements in order to protect it from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease, without any obligation to relet; but that if Landlord does, at its sole discretion, elect to relet the Leased Property and/or the Hospital Improvements, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Leased Property and/or the Hospital Improvements unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to subsection (b) of this Section 16.3, Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that are actually collected by Landlord. It is further agreed in this regard that in the event of any default described in
      Section 16.1, Landlord shall have the right to enter upon the Leased Property and the Hospital Improvements by force, if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

            (b) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Leased Property and the Hospital Improvements to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in Rent (including any late charge which may have accrued pursuant to Section 3.4), enter upon and take possession of the Leased Property and the Hospital Improvements and expel or remove Tenant and any other person who may be occupying the Leased Property and the Hospital Improvements or any part thereof, by force, if necessary, without being liable of prosecution or any claim for damages therefor. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this subsection (b), said loss and damage to be determined, at Landlord's option, by either of the following alternative measures of damages:

                  (i) Until Landlord is able, although Landlord shall be under no obligation to attempt, to relet the Leased Property and lease the Hospital Improvements, Tenant shall pay to Landlord on or before the first day of each calendar month, the Rent and other charges provided in this Lease. After the Leased Property has been relet and the Hospital Improvements leased by Landlord, Tenant shall pay to Landlord on the tenth (10th) day of each calendar month the difference between the Rent and other charges provided in this Lease for the preceding calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above-described credit.

                  (ii) When Landlord desires, Landlord may demand a final
            settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the Lease Term and the reasonable rental value of the Leased Property and the Hospital Improvements for such period, such difference to be discounted to present value at a rate equal to the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law. If Landlord elects to exercise the remedy prescribed in subsection (a) above, this election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection (b) above. Similarly, if Landlord elects to compute damages in the manner prescribed by subsection (b)(i) above, this election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with this subsection (b)(ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

            (c) Landlord may require Tenant to cancel the Management Agreement and to replace the Management Company with a company of Landlord's choosing.

            (d) Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make any payment or perform any act required to be made or performed under this Lease by Tenant for the account and at the expense of Tenant, and, to the extent permitted by law, may enter upon the Leased Property and/or the Hospital Improvements for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand.

            (e) In addition to other rights and remedies Landlord may have hereunder and at law and in equity, in the event Tenant defaults under this Lease, (i) Landlord shall have the right, but not the obligation or responsibility to hire all or some of the employees of Tenant, and Tenant hereby acknowledges that no non-compete or non-solicitation agreement is either implied or expressed hereunder relating to such employees; (ii) Tenant is deemed to have assigned to Landlord, at Landlord's sole option, all service agreements (including, without limitation, all medical director agreements); (iii) Tenant is deemed to have assigned and transferred to Landlord, at Landlord's sole option, all supplies and inventory used or usable in the operation of the Leased Property; and (iv) Tenant is deemed, at Landlord's sole discretion, to have transferred and assigned to Landlord all Licenses and agreements, including, without limitation, all Medicare and Medicaid provider numbers, or is hereby deemed, at Landlord's sole discretion, to agree to transfer to the Landlord all of the Licenses, including, without limitation, all Medicare and Medicaid provider numbers.

      16.4 ADDITIONAL EXPENSES. Tenant shall compensate Landlord for (i) all administrative expenses, (ii) all expenses incurred by Landlord in repossessing the

      Leased Property (including among other expenses, any increase in insurance premiums caused by the vacancy of the Leased Property), (iii) all expenses incurred by Landlord in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees),
      (iv) all concessions granted to a new tenant or tenants upon reletting (including among other concessions, renewal options), (v) Landlord's reasonable attorneys' fees and expenses, (vi) all losses incurred by Landlord as a direct or indirect result of Tenant's default (including among other losses any adverse action by mortgagees), and (vii) a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

      16.5 WAIVER. If this Lease is terminated pursuant to Section 16.3, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this
      Article XVI, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

      16.6 APPLICATION OF FUNDS. Any payments otherwise payable to Tenant which are received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Tenant's obligations in the order which Landlord may reasonably determine or as may be prescribed by the laws of the State.

      16.7 NOTICES BY LANDLORD. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Tenant of the nature and approximate extent of any default, it being agreed that Tenant is in good or better position than Landlord to ascertain the exact extent of any default by Tenant hereunder.

      16.8 LANDLORD'S CONTRACTUAL SECURITY INTEREST. Tenant hereby grants to Landlord an express first and prior contract lien and security interest, in Tenant's interest in all property which may be placed on the Leased Property and the Hospital Improvements (including fixtures, equipment, chattels and merchandise), and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property and also upon all of Tenant's interest as Tenant and rights and options to purchase fixtures, equipment and chattels placed on the Leased Property and the Hospital Improvements (in case of fixtures, equipment and chattels leased to Tenant which are placed on the Leased Property or the Hospital Improvements). All exemption laws are hereby waived in favor of such lien and security interest and in favor of Landlord's statutory landlord lien. This lien and security interest are given in addition to any statutory landlord lien and shall be cumulative thereto. Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all inventory, merchandise, goods, wares, equipment, fixtures, furniture, improvements and other tangible personal property of Tenant presently, or which may hereafter be, situated in or about the Leased Property and/or the Hospital Improvements, and all proceeds therefrom and accessions thereto and, except as a result of sales made in the ordinary course of Tenant's business, such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default Landlord, in addition to any other remedies provided herein, may enter upon the Leased Property and the Hospital Improvements and take possession of any and all inventory, merchandise, goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in or about the Leased Property and/or the Hospital Improvements, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met, if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this Section 16.8 shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the State, as well as any other state the laws of which Landlord may at any time consider to be applicable.

      16.9 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

                                  ARTICLE XVII

                                LANDLORD DEFAULT

      17.1 LANDLORD DEFAULT. The occurrence of any one or more of the following events (individually, a "Landlord Default") shall constitute a Landlord Default hereunder:

            (a) if any of Landlord, Lender, MPT Operating Partnership L.P., or Medical Properties Trust, Inc. shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take
            advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (v) file a petition or answer seeking reorganization or
            arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

            provided, however, that no such inability, petition, assignment, receivership, or forced reorganization shall constitute a breach of this Lease if Landlord or its affiliates vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety
      (90) days from the date of its creation, service or filing; or

            (b) if any of Landlord, Lender, MPT Operating Partnership L.P., or Medical Properties Trust, Inc. shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Landlord into, or a sale of substantially all of Landlord's assets to, another business entity; or

            (c) if within sixty (60) days after the Completion Date the Landlord fails to acquire the Hospital Improvements in accordance with the terms of the Purchase Agreement; or

            (d) if Tenant shall have declared Lender to be in default of any of its material covenants or obligations under the Loan, and such default shall continue beyond any applicable notice, cure or grace period, provided such default is not caused by or did not arise due to any default by Tenant under the Loan.

      17.2 TENANT'S REMEDY. Upon the occurrence and during the continuance of a Landlord Default, Tenant will have the option to purchase all of Landlord's interest in the Land, the Ground Leases, and the Hospital Improvements for an amount equal to the sum of the then outstanding principal balance of the Loan plus any and all other sums expended by Landlord in connection with the transactions contemplated by this Lease, the Ground Leases and the Loan.

                                 ARTICLE XVIII

                                  HOLDING OVER

      18.1 HOLDING OVER. If Tenant shall for any reason remain in possession of the Leased Property and the Hospital Improvements after the expiration of the Term or any earlier termination of the Term, such possession shall be as a tenancy at will during which time Tenant shall pay as rental each month, one and one-quarter times the aggregate of (a) one-twelfth of the aggregate Base Rent payable with respect to the last complete Lease Year prior to the expiration of the Term; (b) all Additional Charges accruing during the month and (c) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at will, to continue its occupancy and use of the Leased Property and the Hospital Improvements. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                  ARTICLE XIX

                                  RISK OF LOSS

      19.1 RISK OF LOSS. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property and the Hospital Improvements in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant and, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article XIX entitle Tenant to any abatement of Rent except as specifically provided in this Lease.

                                   ARTICLE XX

                                 INDEMNIFICATION

      20.1 INDEMNIFICATION. NOTWITHSTANDING THE EXISTENCE OF ANY INSURANCE PROVIDED FOR IN ARTICLE XIII, AND WITHOUT REGARD TO THE POLICY LIMITS OF ANY SUCH INSURANCE, TENANT WILL PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND LANDLORD FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), TO THE EXTENT PERMITTED BY LAW, IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF: (A) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF PERSONAL PROPERTY OCCURRING ON OR ABOUT THE LEASED PROPERTY, THE HOSPITAL

      IMPROVEMENTS OR ADJOINING SIDEWALKS, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF MALPRACTICE, (B) ANY USE, MISUSE, NO USE, CONDITION, MAINTENANCE OR REPAIR BY TENANT OF THE LEASED PROPERTY OR THE HOSPITAL IMPROVEMENTS,
      (C) ANY IMPOSITIONS (WHICH ARE THE OBLIGATIONS OF TENANT TO PAY PURSUANT TO APPLICABLE PROVISIONS OF THIS LEASE), (D) ANY FAILURE ON THE PART OF TENANT TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, AND (E) THE NON-PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF ANY AND ALL EXISTING AND FUTURE SUBLEASES OF THE LEASED PROPERTY OR THE HOSPITAL IMPROVEMENTS TO BE PERFORMED BY THE LANDLORD (TENANT) THEREUNDER. ANY AMOUNTS WHICH BECOME PAYABLE BY TENANT UNDER THIS SECTION SHALL BE PAID WITHIN THIRTY (30) DAYS AFTER LIABILITY THEREFOR ON THE PART OF LANDLORD IS DETERMINED BY LITIGATION OR OTHERWISE AND, IF NOT TIMELY PAID, SHALL BEAR A LATE CHARGE (TO THE EXTENT PERMITTED BY LAW) AT THE OVERDUE RATE FROM THE DATE OF SUCH DETERMINATION TO THE DATE OF PAYMENT. TENANT, AT ITS EXPENSE, SHALL CONTEST, RESIST AND DEFEND ANY SUCH CLAIM, ACTION OR PROCEEDING ASSERTED OR INSTITUTED AGAINST LANDLORD OR MAY COMPROMISE OR OTHERWISE DISPOSE OF THE SAME AS TENANT AND LANDLORD SEE FIT. NOTHING HEREIN SHALL BE CONSTRUED AS INDEMNIFYING LANDLORD AGAINST ITS OWN NEGLIGENCE OR OMISSIONS OR WILLFUL MISCONDUCT. TENANT'S LIABILITY FOR A BREACH OF THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE ANY TERMINATION AND THE EXPIRATION OF THIS LEASE.

                                  ARTICLE XXI

                    SUBLETTING; ASSIGNMENT AND SUBORDINATION

      21.1 SUBLETTING; ASSIGNMENT AND SUBORDINATION. Tenant shall not assign the Lease or sublease the Leased Property or the Hospital Improvements or engage any Management Company or allow any Lessees to engage any Management Company without Landlord's prior written consent. Tenant, if required by Landlord, shall assign all of Tenant's rights under the Management Agreement to Landlord. All Management Agreements entered into in connection with the Leased Property and/or the Hospital Improvements or any portion thereof shall expressly contain provisions acceptable to Landlord which (i) require an assignment of the Management Agreement to Landlord upon request by Landlord, (ii) confirm and warrant that all sums in excess of One Million Dollars ($1,000,000.00) per year which are due and payable under the Management Agreement are subordinate to this Lease,
      (iii) grant Landlord the right to terminate the Management Agreement (individually or collectively, if more than one (1) upon a default hereunder or upon a default under such applicable Management Agreement,
      (iv) require the Management Company to execute and deliver to Landlord within ten (10) days from Landlord's request an assignment and/or subordination agreement as required by Landlord and/or Landlord's lender providing financing to Landlord, in such form and content as is acceptable to Landlord and/or its lender. Tenant agrees to execute and deliver (and/or require the tenants to execute and deliver, if applicable) an assignment and/or subordination agreement relating to the Management Agreement entered into in connection to the Leased Property and/or the Hospital Improvements, which assignment and/or subordination agreement shall be in such form and content as reasonably acceptable to the Landlord and/or any lender providing financing to Landlord, and shall be delivered to Landlord within ten (10) days from Landlord's request. Any sublease approved by Landlord shall be subordinate to this Lease and may be terminated or left in place by Landlord in the event of a termination of this Lease. Landlord shall not unreasonably withhold its consent to any other or further subletting or assignment; provided that (a) in the case of a subletting, the sublessee shall comply with the provisions of this
      Article XXI, (b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be and become jointly and severally liable with Tenant for the performance thereof, and the assignee has credit and operating characteristics equal or greater than that of Tenant, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such sublessee or assignee, as the case may be, in form and substance satisfactory to Landlord, shall be delivered promptly to Landlord, and (d) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder. Notwithstanding anything contained herein to the contrary, Landlord and Tenant agree that all subleases, including, without limitation, all physician subleases (whether individually or physician groups) must provide (i) for a minimum lease term of sixty (60) months from the date that such sublessee or physician opens to the public for business; (ii) must be in compliance with all Legal Requirements and Healthcare Laws, including, without limitation, all Stark and Anti-Kickback rules and regulations and Landlord shall have the right, in its reasonable discretion, to review and approve/disapprove such compliance before consenting thereto; (iii) each sublessee and physician must sign a personal guaranty guaranteeing the full payment and performance under the sublease; (iv) must not violate the use restrictions as set forth in Section 7.2, and (v) must contain an express prohibition against leasehold financing by Tenant, sublessee and assignee. If conditions (i) through (iv) are not met, then Landlord's disapproval of any subleases not containing such terms and conditions shall be deemed reasonable.

      21.2 ATTORNMENT. Tenant shall insert in each sublease permitted under
      Section 21.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, (c) that sublessee shall from time to time upon request of Tenant or Landlord furnish within ten (10) days an estoppel certificate relating to the sublease, and (d) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owing by Tenant under this Lease.

      21.3 SUBLEASE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Leased Property or the Hospital Improvements on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. Provided also, Tenant shall not sublet any portion of the Leased Property or the Hospital Improvements for a term extending beyond the Fixed Term without the express consent of Landlord. In addition, all subleases shall comply with the Healthcare Laws. Landlord and Tenant acknowledge and agree that any subleases entered into relating to the Leased Property or the Hospital Improvements, whether or not approved by Landlord, shall not, without the prior written consent of Landlord, be deemed to be a direct lease between Landlord and any sublessee.

      21.4 SUBORDINATION. Any sublease approved by Landlord shall be subordinate to this Lease and may be terminated or left in place by Landlord in the event of a termination of this Lease. Tenant hereby agrees that all payments and fees payable under the Management Agreements are subordinate to the payment of the obligations under this Lease and all other documents executed or to be executed in connection with the Purchase Agreement. Tenant agrees to execute and cause the Management Company to execute (and cause the tenants to execute, if applicable) a subordination agreement relating to the Management Agreements (and the Secondary Leases), which subordination agreement shall be in such form and content as is acceptable to Landlord.

                                  ARTICLE XXII

         OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER
                                  CERTIFICATES

      22.1 ESTOPPEL CERTIFICATE. From time to time, each party hereto, on or before the date specified in a request therefor made by the other party, which date shall not be earlier than ten (10) days from the making of such request, but not more than three (3) times per calendar year, shall execute, acknowledge and deliver to the other party a certificate evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; and (iii) there are any existing defaults on the part of either party hereunder, to the knowledge of such other party, and specifying the nature of such defaults, if any; (iv) stating the date to which rent and other amounts due hereunder, if any, have been paid; and (v) such other matters as may reasonably be requested by such party. Each certificate delivered pursuant to this Section 23.1 may be relied on by any prospective transferee of Landlord's or Tenant's interest hereunder and any lender of Landlord or Tenant.

      22.2 FINANCIAL STATEMENTS. Subsequent to the Construction Period and thereafter throughout the Term, Tenant will furnish the following statements to Landlord, which must be in such form and detail as Landlord, from time to time, may reasonably request:

            (a) within ninety (90) days after the end of Tenant's fiscal year, a copy of the Income Statements for the preceding fiscal year and an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Tenant is not in default in the performance or observance of any of the terms of this Lease and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or, if Tenant shall be in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to remedy the same, and

            (b) within ninety (90) days after the end of Tenant's fiscal year, audited financial statements of Tenant and the operations performed in the Facility, prepared by a nationally recognized accounting firm or an independent certified public accounting firm acceptable to Landlord, which statements shall include a balance sheet and statement of income and expenses and changes in cash flow all in accordance with GAAP, and

            (c) within forty-five (45) days after the end of each quarter, current financial statements of Tenant and the operations performed in the Facility, on a quarterly, year-to-date, and prior year comparable basis, certified to be true and correct by an officer of Tenant, and

            (d) within thirty (30) days after the end of each month, current operating statements of the Facility, including, but not limited to operating statistics, certified to be true and correct by an officer of the Tenant, and

            (e) within ten (10) days subsequent to receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the license and/or the Medicare and/or Medicaid certification and/or managed care contract of the Facility is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility's license or certification, and

            (f) with reasonable promptness, such other information respecting the financial condition and affairs of Tenant as Landlord may reasonably request from time to time.

Landlord reserves the right to require such other financial information from Tenant at such other times as Landlord shall deem reasonably necessary.

      22.3 NOTICES REGARDING LICENSES. Within ten (10) days of receipt, Tenant shall furnish to Landlord copies of any and all notices (regardless of form) from any and all licensing or certifying agencies that any license or certification, including, without limitation, the Medicare or Medicaid certification of the Facility, is being downgraded, revoked or suspended, or that action is pending or being considered to downgrade, revoke or suspend such Facility's license or certification.

                                 ARTICLE XXIII

                              INSPECTIONS AND FEES

      23.1 INSPECTION FEE. Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property and the Hospital Improvements during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant, any governmental agency, any Insurance Requirements relating to the Leased Property and the Hospital Improvements or imposed by law or applicable regulations. On the Commencement Date and thereafter on January 1st of each year during the Term, Tenant shall pay to Landlord an inspection fee to cover the cost of the physical inspection of the Leased Property and the Hospital Improvements. The amount payable for the inspection fee on the Commencement Date is Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) and the amount of such inspection fee shall be increased by an amount equal to two and one-half percent (2.5%) per annum on each January 1st.

                                  ARTICLE XXIV

                              TRANSFERS BY LANDLORD

      24.1 TRANSFER BY LANDLORD. Tenant understands that Landlord may sell its interest in the Leased Property in whole or in part. Tenant agrees that any purchaser of Landlord's interest in the Leased Property may exercise any and all rights of Landlord, as fully as if such purchaser was the original landlord hereunder; provided, however, such purchaser shall be subject to the same restrictions imposed upon Landlord hereunder. Landlord may divulge to any such purchaser all information, reports, financial statements, certificates and documents obtained by it from Tenant. If Landlord or any successor owner of Landlord's interest in the Leased Property shall convey such interest in the Leased Property, other than as security for a debt, and the purchaser of such interest in the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to Landlord's interest in the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXV

                                 QUIET ENJOYMENT

      25.1 QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXV.

                                  ARTICLE XXVI

                                     NOTICES

      26.1 NOTICES. All notices, demands, consents, approvals, requests and other communications required or permitted to be given under this Lease shall be in writing and shall be (a) delivered in person, (b) sent by certified mail, return receipt requested to the appropriate party at the address set out below, (c) sent by Federal Express, Express Mail or other comparable courier addressed to the appropriate party at the address set out below, or (d) transmitted by facsimile transmission to the facsimile number for each party set forth below:

      (a)   if to Tenant:   North Cypress Medical Center Operating Company, Ltd.
                            6830 North Eldridge Parkway, Suite 406
                            Houston, Texas  77041

                            Attention: Robert A. Behar, M.D.
                            Phone: (713) 466-6040
                            Fax: (713) 466-6050

            with copies to: Brennan Manna & Diamond, LLC
                            75 East Market Street
                            Akron, Ohio 44308
                            Attention: Frank T. Sossi, Esq.
                            Phone: (330) 253-5060
                            Fax: (330) 253-1977

                            Zimmerman, Axelrad, Meyer, Stern & Wise P.C.
                            3040 Post Oak Boulevard
                            Suite 1300
                            Houston, Texas  77056-6560
                            Attention: Leonard Meyer, Esq.
                            Phone: (713) 552-1234
                            Fax: (713) 963-0859

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                            Vinson & Elkins
                            First City Tower, Suite 2300
                            1001 Fannin Street
                            Houston, Texas 77002-6760
                            Attention: Dennis C. Dunn, Esq.
                            Phone: (713) 758-3478
                            Fax: (713) 615-5047

      (b)   if to Landlord: MPT of North Cypress, L.P.
                            1000 Urban Center Drive, Suite 501
                            Birmingham, Alabama  35242
                            Attention: Michael G. Stewart, Esq.,
                                       Executive Vice President & General
                                       Counsel
                            Phone: (205) 969-3755
                            Fax: (205) 969-3756

            with a copy to: Morris, Manning & Martin, LLP
                            1600 Atlanta Financial Center
                            3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326-1044
                            Attention: Jeanna A. Brannon, Esq.
                            Phone: (404) 233-7000
                            Fax: (404) 365-9532

            Each notice, demand, consent, approval, request and other communication shall be effective upon receipt and shall be deemed to be duly received if delivered in person or by a national courier service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address or changed facsimile number of which no notice was given, shall be deemed to be receipt of the notice, demand, consent, approval, request or communication sent. Any party shall have the right, from time to time, to change the address or facsimile number to which notice to it shall be sent by giving to the other party or parties at least ten (10) days prior notice of the changed address or changed facsimile number.

                                 ARTICLE XXVII

                                    APPRAISAL

      27.1 APPRAISAL. In the event that it becomes necessary to determine the Fair Market Value of the Leased Property and the Hospital Improvements, Fair Market Value

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      Purchase Price or Fair Market Added Value for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Landlord and Tenant agree that any appraisal of the Leased Property and the Hospital Improvements shall be without regard to the termination of this Lease and shall assume the Lease is in place for a term of ninety-nine (99) years, and based solely on the rents and other revenues generated and to be generated pursuant to this Lease without any regard to Tenant's operations. Within ten (10) days after receipt of any such notice, Landlord (or Tenant, as the case may be) shall by notice to Tenant (or Landlord, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto) shall, within forty-five
      (45) days after the date of the notice appointing the first (1st) appraiser, proceed to appraise the Leased Property and the Hospital Improvements, to determine the Fair Market Value of the Leased Property and the Hospital Improvements, Fair Market Value Purchase Price or Fair Market Added Value as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one (1) appraiser shall have been so appointed, or if two (2) appraisers shall have been so appointed but only one (1) such appraiser shall have made such determination within fifty (50) days after the making of Tenant's or Landlord's request, then the determination of such appraiser shall be final and binding upon the parties. If two (2) appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value of the Leased Property and the Hospital Improvements, Fair Market Value Purchase Price or Fair Market Added Value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety
      (90) days of the original request for a determination of Fair Market Value of the Leased Property and the Hospital Improvements, Fair Market Value Purchase Price or Fair Market Added Value, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed, by the American Arbitrator Association or by such court shall be instructed to determine the Fair Market Value of the Leased Property and the Hospital Improvements, Fair Market Value Purchase Price or Fair Market Added Value within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two (2) appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two (2) determinations shall be final and binding upon Landlord and Tenant as the Fair Market Value of the Leased Property and the Hospital Improvements, Fair Market Value Purchase Price or Fair Market Added Value for such interest. This provision for

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      determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                 ARTICLE XXVIII

                        FINANCING OF THE LEASED PROPERTY

      28.1 FINANCING BY LANDLORD. Landlord agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement ("Encumbrances") upon Landlord's interest in the Leased Property or any portion thereof, Landlord will use reasonable efforts to obtain an agreement from the holder of each such Encumbrance whereby such holder agrees (a) to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Tenant, after twenty (20) days prior written notice, to cure any such default on Landlord's behalf within any applicable cure period, in which event Landlord agrees to reimburse Tenant for any and all reasonable out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys' fees), (c) to permit Tenant to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, (d) that, if subordination by Tenant is requested by the holder of each such Encumbrance, to enter into an agreement with Tenant containing the provisions described in Article XXIX and (e) Landlord further agrees that no such Encumbrance shall in any way prohibit, derogate from, or interfere with Tenant's right and privilege to collaterally assign its leasehold and contract rights hereunder provided such collateral assignment and rights granted to the assignee thereunder shall be subordinate to the rights of the holder of an Encumbrance as provided in Article XXIX hereof.

      28.2 FINANCING BY TENANT.

            (a) Landlord agrees that Tenant shall have the right to place one
      (1) or more deeds of trust, mortgages or similar security interests on all or any portion of Tenant's leasehold interest in the Leased Property and the Hospital Improvements in connection with the Loan; provided, however, and except as provided below Tenant shall have no right whatsoever to encumber Landlord's reversionary interest in the Premises and such security instrument shall encumber only Tenant's rights under this Lease and the leasehold estate created hereby. Notwithstanding any other provision of this Lease to the contrary, in the event Tenant shall obtain the Loan, Landlord, upon request by Tenant, shall subordinate this Lease and Landlord's interest therein and in the Leased Property to the Loan and shall timely execute any and all documents reasonably requested by the construction lender to evidence such subordination.

            (b) In the event of a termination of this Lease prior to the expiration of the Term, for any reason other than Landlord's acquisition of the Hospital Improvements,

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      Landlord, within fifteen (15) days prior to the termination of the Lease, shall serve upon Lender written notice of such termination, together with a statement of any and all sums which would be due under the Lease as of the date of notice (but for the termination of the Lease) and a description of any and all events of default. Within thirty (30) days from its receipt of the notice of termination, Lender shall have the option to obtain a new lease for the Leased Property by providing Landlord with written notice of its desire to exercise such option. Upon Landlord's receipt of such notice, Landlord shall enter into a new lease for the Leased Property with Lender which shall:

                  (i) Commence as of the date of the termination of the Lease, and shall be effective for the remainder of the Term, and contain all of the terms and conditions that were set forth in the Lease, including, but not limited to, those pertaining to rental payments; and

                  (ii) Require the tenant under the new lease to cure any
            monetary events of default under the terminated Lease.

Landlord shall promptly take all actions necessary to evict Tenant or any other unauthorized party from the Leased Property and, subject to the rights of any sublessee, shall provide the tenant under the new lease with the sole and exclusive possession of the Leased Property upon execution of the new lease.

            (c) For the benefit of Lender, Landlord agrees, subject nevertheless to all of the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease, not to accept a voluntary surrender of this Lease at any time during which Lender shall hold an outstanding mortgage, deed of trust or other security interest. It is further understood and agreed that Landlord and Tenant shall not modify this Lease without the prior written consent of Lender and no sale of the Leased Property and the Hospital Improvements or any portion thereof to Tenant shall terminate this Lease by merger or otherwise so long as Lender holds an outstanding deed to secure debt, mortgage or other security interest with respect to the portion of the Leased Property and the Hospital Improvements so sold. Landlord and Tenant hereby acknowledge and agree that Lender is an intended third party beneficiary of this Section 28.2.

                                  ARTICLE XXIX

                        SUBORDINATION AND NON-DISTURBANCE

      29.1 SUBORDINATION, NON-DISTURBANCE. At the request from time to time by one or more holders of a mortgage or deed of trust that may hereafter be placed by Landlord upon Landlord's interest in the Leased Property or any part thereof, and any and all renewals, replacements, modifications, consolidations, spreaders and extensions thereof, within ten (10) days from the date of request, Tenant shall execute and deliver, and shall have all subtenants or sublessees of the Leased Property and the Hospital Improvements execute and deliver within such ten (10) day period, to such holders a written agreement in a form reasonably acceptable to such holder whereby Tenant and such subtenants and sublessees subordinate this Lease and all of their rights and estate hereunder to each such mortgage or deed of trust that encumbers Landlord's interest in the Leased Property or any part thereof and agree with each such holder that Tenant and all such subtenants and sublessees will attorn to and recognize such holder or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Landlord under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each such holder simultaneously executes and delivers a written agreement (a) consenting to this Lease and agreeing that, notwithstanding any such other mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Tenant and such subtenants and sublessees shall not be disturbed in peaceful enjoyment of the Leased Property, the Hospital Improvements or the subleased property (as applicable) nor shall this Lease (nor the applicable subleases) be terminated or canceled at any time, except in the event Tenant or such applicable subtenant or sublessee is in default under this Lease, or the applicable subleases; (b) agreeing that for any period while it is Landlord hereunder, it will perform, fulfill and observe all of Landlord's representations, warranties and agreements set forth herein; and (c) agreeing, unless otherwise expressly provided in the mortgage or deed of trust, that all proceeds of the casualty insurance described in Article XIV of this Lease and all Awards described in Article XV will be made available for restoration of the Leased Property and the Hospital Improvements as and to the extent required by this Lease, subject only to reasonable regulation regarding the disbursement and application thereof.

                                  ARTICLE XXX

                                    LICENSES

      30.1 MAINTAINING LICENSES. Tenant shall maintain at all times during the Term and any holdover period all federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations necessary for the operation of the Facility (collectively, the "Licenses"), and shall qualify and comply with all applicable laws as they may from time to time exist, including those applicable to certification and participation as a provider under Medicare and Medicaid legislation and regulations.

      30.2 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion, effect or attempt to effect any change in the license category or status of the Facility or any part thereof. Under no circumstances shall Tenant have the right to transfer any of the Licenses to any location other than the Facility or to any other person or entity (except to Landlord as contemplated herein), whether before, during or after the Term. Following the termination of this Lease, Tenant shall retain no rights whatsoever to the Licenses, and Tenant will not move or attempt to move the Licenses to any other location. To the extent that Tenant has or will extend any right, title, or claim of right whatsoever in and to the Licenses or the right to operate the Facility, all such right, title, or claim of right shall automatically revert to the Landlord or to Landlord's designee upon termination of

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      this Lease, to the extent allowed by law. Upon any termination of this
      Lease or any Event of Default (which Event of Default is not cured within any applicable grace period and which results in Landlord terminating this Lease), Landlord shall have the sole, complete, unilateral, absolute and unfettered right to cause all Licenses to be reissued in Landlord's name or in the name of Landlord's designee upon application therefor to the issuing authority, and to further have the right to have any and all provider and/or third party payor agreements as a provider in the Medicare and/or Medicaid and other federal healthcare programs issued in Landlord's name or in the name of Landlord's designee.

      30.3 COOPERATION. Upon termination of this Lease and for reasonable periods of time immediately before and after such termination, Tenant shall use its best efforts to facilitate an orderly transfer of the operation and occupancy of the Facility to Landlord or any new Tenant or operator selected by Landlord, it being understood and agreed that such cooperation shall include, without limitation, (a) Tenant's assignment, if and to the extent allowed by law, to Landlord or Landlord's new Tenant or operator of any and all Licenses, (b) Tenant's use of best efforts to maintain, to the maximum extent allowed by applicable law, the effectiveness of any and all such Licenses until such time as any new Licenses necessary for any new lessee or operator to operate the Facility have been issued, and (c) the taking of such other actions as are required by applicable law or as are reasonably requested by Landlord. Upon any termination of this Lease or Event of Default (which Event of Default is not cured within any applicable grace period and which results in Landlord terminating this Lease), Landlord shall have the sole, complete, unilateral, absolute and unfettered right to cause any and all Licenses to be reissued in Landlord's name or in the name of Landlord's designee upon application therefor to the appropriate authority, if required, and to further have the right to have any and all Medicare and Medicaid and any other provider and/or third party payor agreements issued in Landlord's name or in the name of Landlord's designee. The provisions of this Article XXX are in addition to the other provisions of this Lease.

      30.4 NO ENCUMBRANCE. It is an integral condition of this Lease that Tenant covenants and agrees not to sell, move, modify, cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any other manner encumber any License or any governmental or regulatory approval, consent or authorization of any kind to operate the Facility.

      30.5 NOTICES. Tenant shall immediately (within two (2) Business Days) notify Landlord in writing of any notice, action or other proceeding or inquiry of any governmental agency, bureau or other authority whether federal, state, or local, of any kind, nature or description, which could adversely affect any material License or Medicare and/or Medicaid-certification status, or accreditation status of the Facility, or the ability of Tenant to maintain its status as the licensed and accredited operator of the Facility or which alleges noncompliance with any law. Tenant shall immediately (within two (2) Business Days) upon Tenant's receipt, furnish Landlord with a copy of any and all such notices and Landlord shall have the right, but not the obligation, to attend and/or participate, in Landlord's sole and absolute discretion, in any such actions or proceedings. Tenant shall act diligently to correct any deficiency or deal effectively with any "adverse action" or other proceedings, inquiry or other governmental action, so as to

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      maintain the licensure and Medicare and/or Medicaid-certification status stated herein in good standing at all times. Tenant shall not agree to any settlement or other action with respect to such proceedings or inquiry which affects the use of the Leased Property, the Hospital Improvements or any portion thereof as provided herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant agrees to sign, acknowledge, provide and deliver to Landlord (and if Tenant fails to do so upon request of Landlord, Tenant hereby irrevocably appoints Landlord, as agent of Tenant for such express purposes) any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all hospital licenses required for the Primary Intended Use, DHS provider agreements, and/or state or federal Title XVIII and/or Title XIX provider agreements to be obtained (either in total or individually) in the name of Landlord or the name of Landlord's designee in the event that Landlord reasonably determines in good faith that (irrespective of any claim, dispute or other contention or challenge of Tenant) there is any breach, default or other lapse in any representation, warranty, covenant or other delegation of duty to Tenant (beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted that such license or provider agreement will terminate or has lapsed or that Tenant's license or certification or accreditation status is in jeopardy. This power is coupled with the ownership interest of Landlord in and to the Facility and all incidental rights attendant to any and all of the foregoing rights.

                                  ARTICLE XXXI

                         COMPLIANCE WITH HEALTHCARE LAWS

      31.1 COMPLIANCE. Tenant hereby covenants, warrants and represents to Landlord that as of the Commencement Date and throughout the Term: (i) Tenant shall be, and shall continue to be validly licensed, Medicare and Medicaid certified, and, if required, accredited to operate the Facility in accordance with the applicable rules and regulations of the State, federal governmental authorities and accrediting bodies, including, but not limited to, the United States Department of Health and Human Services, TDH and the Centers for Medicare and Medicaid Services; and/or (ii) Tenant shall be, and shall continue to be, certified by and the holder of valid provider agreements with Medicare and Medicaid issued by the Centers for Medicare and Medicaid Services and TDH and shall remain so certified and shall remain such a holder in connection with its operation of the Primary Intended Use on the Leased Property as a licensed and Medicare and Medicaid certified general acute care hospital facility; (iii) Tenant shall be, and shall continue to be in compliance with and shall remain in compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility, including, without limitation, compliance under HIPAA; (iv) Tenant shall operate the Facility in a manner consistent with high quality rehabilitation services and sound reimbursement principles under the Medicare and/or Medicaid programs and as required under state and federal law; and (v) Tenant shall not abandon, terminate, vacate or fail to renew any license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or any other authorization which is required for the lawful and proper operation of the Facility or in any way commit any act which will or may

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      cause any such license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or other authorization to be revoked by any federal, state or local governmental authority or accrediting body having jurisdiction thereof.

                                 ARTICLE XXXII

                                  MISCELLANEOUS

      32.1 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of expiration or termination of this Lease shall survive such expiration or termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby and a like but valid and enforceable provision shall replace the invalid or unenforceable provision. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      32.2 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State, without regard to principles of conflicts of law.

      32.3 TRANSFER OF LICENSES. Upon the expiration or earlier termination of the Term, and except as prohibited by law, Tenant shall transfer to Landlord or Landlord's nominee, without additional consideration to Tenant, the Licenses and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary or useful in the operation of the Facility. Tenant hereby grants to Landlord a landlord's lien on the License and all contracts, including contracts with governmental or quasi-governmental entities, which may be necessary or useful in the operation of the Facility. For purposes of effecting the transfers herein described and all assignments and transfers described in
      Article XVI, Tenant hereby nominates and irrevocably designates and appoints Landlord its true and lawful agent and attorney-in-fact, either in the name of Landlord or in the name of Tenant to do all acts and things and execute all documents which Landlord may deem necessary or advisable to effect the transfers and assignments set forth in this Section 32.3 and
      Article XVI, including without limitation preparing, signing and filing any and all agreements, documents and applications necessary to effect such transfers or assignments.

      32.4 LANDLORD'S EXPENSES. In addition to other provisions herein, Tenant agrees and shall pay and reimburse Landlord's costs and expenses, including legal fees, incurred or resulting from and relating to (a) requests by Tenant for approval or consent under this Lease, (b) requests by Landlord for approval or consent under this Lease, (c) any

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      circumstances or developments which give rise to Landlord's right of consent or approval, (d) circumstances resulting from any action or inaction by Tenant contrary to the lease provisions, and (e) a request for changes including, but not limited to (i) the permitted use of the Leased Property and/or the Hospital Improvements, (ii) alterations and improvements to the Hospital Improvements, (iii) subletting or assignment, and (iv) any other changes in the terms, conditions or provisions of this Lease. Such expenses and fees shall be paid by Tenant within thirty (30) days of the submission of a statement for the same or such amount(s) shall become Additional Charges and subject to the Overdue Rate after thirty
      (30) days.

      32.5 ENTIRE AGREEMENT; MODIFICATIONS. This Lease embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior to contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Lease. Neither this Lease nor any provision hereof may be modified or amended except by an instrument in writing signed by Landlord and Tenant.

      32.6 FUTURE FINANCING. Tenant hereby agrees that if at any time during the Term Tenant purchases or contemplates the purchase of a facility, or property to be used, for the operation of a business for the Primary Intended Use, Tenant shall notify Landlord in writing of such purchase or contemplated purchase, and Landlord shall have the first opportunity to provide financing for such purchase upon terms mutually agreeable to Landlord and Tenant. Such financing will be contingent upon, among other things, performance benchmarks acceptable to Landlord and Landlord's satisfaction and approval of other due diligence requirements.

      32.7 CASH INJECTION. As of the Commencement Date, Tenant shall have received from its equity owners at least Fifteen Million and No/100 Dollars ($15,000,000.00) in cash equity. So long as Tenant shall maintain the Consolidated Net Worth required under this Lease, such cash equity may be used for acquisition, pre-opening and operating expenses of the Facility and shall not be distributed to its equity owners. Upon request from Landlord from time to time, Tenant shall provide to Landlord evidence that such cash equity is in place and has not been distributed to Tenant's equity owners. During the Term, Tenant shall maintain Consolidated Net Worth in those amounts required under Section 16.2(a) above.

      32.8 ADDITIONAL LETTER OF CREDIT. In the event Tenant obtains a letter of credit or other form of credit enhancement from a sublessee, subtenant, operating company, management company, or any other individual or entity relating to the Facility, (the "Additional Letter of Credit"), such Additional Letter of Credit shall name Landlord as a beneficiary thereunder and shall be in a form acceptable to Landlord. Tenant hereby grants to Landlord a security interest in the Additional Letter of Credit. Tenant, within ten (10) subsequent to receipt of request therefore from Landlord, shall execute, and cause any applicable sublessee, subtenant, operating company, management company, or any other individual or entity to execute and deliver, all documents (including, without limitation, all bank/lender required documents) necessary for Landlord to perfect its security interest in the Additional Letter of Credit.

      32.9 LANDLORD SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, Tenant agrees to cooperate with Landlord and its Affiliates in connection with any securities offerings and filings and in connection therewith, Tenant shall furnish Landlord with such financial and other information as Landlord shall request and Landlord and its Affiliates shall have the right of access, at reasonable business hours and upon advance notice, to the Facility and all documentation and information relating to the Facility and have the right to disclose any information regarding this Lease, the Tenant, the Leased Property, the Facility and such other additional information or documents which Landlord and/or its Affiliates may reasonably deem necessary.

      32.10 NON-RECOURSE AS TO LANDLORD. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against Landlord's interest in the Leased Property and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, general partner, member, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner or manager of Landlord or any of its general partners or members (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, members, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, members, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

      32.11 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      32.12 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

      32.13 SURRENDER. No surrender to Landlord of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

      32.14 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                 ARTICLE XXXIII

                               MEMORANDUM OF LEASE

      33.1 MEMORANDUM.

      Landlord and Tenant, promptly upon the request of either, shall enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

                     [Signatures appear on following pages]

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their incumbent and duly authorized representatives effective as of June 1, 2005.

                              LANDLORD:

                              MPT OF NORTH CYPRESS, L.P., a Delaware limited partnership

                              By: MPT of North Cypress, LLC, a Delaware limited
                                  liability company, its general partner

                                  By: MPT Operating Partnership, L.P., a
                                      Delaware limited partnership, its sole
                                      member

                                      By: Medical Properties Trust, LLC, a
                                          Delaware limited liability company,
                                          its general partner

                                      By: Edward K. Aldag, Jr.
                                          ----------------------------------
                                      Print Name: Edward K. Aldag, Jr.
                                                  --------------------------
Date: June 13, 2005                   Title: President & CEO
      ---------------------                  -------------------------------

                              TENANT:

                              NORTH CYPRESS MEDICAL CENTER OPERATING COMPANY, LTD., a Texas limited partnership

                              By: North Cypress Medical Center Operating Company
                                  GP, LLC, a Texas limited liability company,
                                  its general partner

Date: June 8, 2005                By: /s/ Robert A. Behar, M.D.
      ----------------------          -----------------------------------------
                                  Name: Robert A. Behar, M.D.
                                  Title: Chairman of the Board

                                    EXHIBIT A

                           PROPERTY DESCRIPTION (LAND)

                          METES AND BOUNDS DESCRIPTION
                 PROPOSED NORTH CYPRESS PROPERTY HOLDINGS TRACT
                                12.985 NET ACRES
                              Revised June 7, 2005

All that certain 13.958 acre (608,019 square foot) tract of land situated in the
W. H. Gentry Survey, Abstract Number 295 and in the William Jones Survey, Abstract Number 489, both in Harris County, Texas, being out of and a part of a called 13.5055 acre tract of land as described by deed recorded under Harris County Clerk's File Number Y175041 and a called 19.855 acre tract of land as described by deed recorded under Harris County Clerk's File Number X441181 and being more particularly described by metes and bounds as follows: (All bearings based on the Texas State Plane Coordinate System, South Central Zone)

COMMENCING FOR REFERENCE at a 5/8-inch iron rod with plastic cap stamped "BENCHMARK ENGR" set in the northerly right-of-way line of U.S. Highway 290 (right-of-way width, varies) at the most southerly corner of the residue of a tract of land as described in a conveyance to Frank Robert Kukral, Supreme Lodge of Slavonic Benevolent Order of the State of Texas tract by deed recorded in Volume 3703, Page 68 of the Harris County Deed Records for the most westerly corner of said 13.5055 acre tract, from which a 5/8-inch iron rod found bears South 09 degrees 30' 17" East, a distance of 1.56 feet;

THENCE, North 37 degrees 21' 26" East, along the northwesterly line of said
13.5055 acre tract, a distance of 381.03 feet to the POINT OF BEGINNING and being the most westerly corner of the herein described tract;

THENCE, North 37 degrees 21' 26" East, continuing along the northwesterly line of said 13.5055 acre tract, a distance of 418.26 feet to an exterior corner of the herein described tract;

THENCE, South 54 degrees 00' 08" East, a distance of 474.00 feet to the beginning of a curve to the left;

THENCE, southeasterly, a distance of 140.10 feet along the arc of said curve to the left having a radius of 336.00 feet through a central angle of 23 degrees 53' 23" and a chord that bears South 64 degrees 35' 08" East, a distance of
139.08 feet to the point of reverse curvature of a curve to the right;

THENCE, southeasterly, a distance of 30.07 feet along the arc of said curve to the right having a radius of 166.78 feet through a central angle of 10 degrees 19' 55" and a chord that bears South 71 degrees 21' 52" East, a distance of
30.03 feet to the point of reverse curvature of a curve to the left;

THENCE, northeasterly, a distance of 37.36 feet along the arc of said curve to the left having a radius of 28.00 feet through a central angle of 76 degrees 27' 08" and a chord that bears North 75 degrees 34' 31" East, a distance of
34.65 feet to the point of tangency of said curve;

THENCE, North 37 degrees 20' 57" East, a distance of 40.04 feet to an interior corner of the herein described tract;

THENCE, North 52 degrees 38' 34" West, a distance of 9.81 feet to a 5/8-inch iron rod found in the northwesterly line of said 19.855 acre tract at the most southerly corner of a called 10.00 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647241 and being the most easterly corner of said 13.5055 acre tract for an exterior corner of the herein described tract;

THENCE, North 37 degrees 21' 26" East, along the northwesterly line of said
19.855 acre tract, a distance of 223.69 feet to a 5/8-inch iron rod found for an angle point of said 10.00 acre tract, said 19.855 acre tract and the herein described tract;

THENCE, North 87 degrees 37' 41" East, along the north line of said 19.855 acre tract, a distance of 413.32 feet to a 5/8-inch iron rod found in the west right-of-way line of Huffmeister Road (100-foot wide right-of-way) at the southeast corner of a called 5.1348 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647240 for the northeast corner of said 19.855 acre tract and the herein described tract;

THENCE, South 02 degrees 41' 38" East, along said west right-of-way line, a distance of 55.63 feet to an exterior corner of the herein described tract;

THENCE, South 86 degrees 39' 10" West, a distance of 250.74 feet to the beginning of a curve to the left;

THENCE, northwesterly, a distance of 23.43 feet along the arc of said curve to the left having a radius of 15.00 feet through a central angle of 89 degrees 28' 55" and a chord that bears North 47 degrees 26' 05" West, a distance of
21.12 feet to the point of tangency of said curve;

THENCE, South 87 degrees 49' 25" West, a distance of 71.75 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 119.81 feet along the arc of said curve to the left having a radius of 136.00 feet through a central angle of 50 degrees 28' 28" and a chord that bears South 62 degrees 35' 11" West, a distance of
115.97 feet to the point of tangency of said curve;

THENCE, South 37 degrees 20' 57" West, a distance of 171.52 feet to the point of curvature of a curve to the left;

THENCE, southeasterly, a distance of 38.43 feet along the arc of said curve to the left having a radius of 28.00 feet through a central angle of 78 degrees 38' 20" and a chord that bears South 01 degrees 58' 13" East, a distance of
35.48 feet to the point of reverse curvature of a curve to the right;

THENCE, southeasterly, a distance of 48.88 feet along the arc of said curve to the right having a radius of 166.78 feet through a central angle of 16 degrees 47' 36" and a chord that bears South 32 degrees 53' 36" East, a distance of
48.71 feet to the point of reverse curvature of a curve to the left;

THENCE, southeasterly, a distance of 70.04 feet along the arc of said curve to the left having a radius of 136.00 feet through a central angle of 29 degrees 30' 24" and a chord that bears South 39 degrees 15' 00" East, a distance of
69.27 feet to the point of tangency of said curve;

THENCE, South 54 degrees 00' 12" East, a distance of 13.04 feet to the point of curvature of a curve to the left;

THENCE, southeasterly, a distance of 28.21 along the arc of said curve to the left having a-radius of 86.00 feet through a central angle of 18 degrees 47' 38" and a chord that bears South 63 degrees 24' 01" East, a distance of 28.08 feet to the point of reverse curvature of a curve to the right;

THENCE, southeasterly, a distance of 103.49 feet along the arc of said curve to the right having a radius of 54.50 feet through a central angle of 108 degrees 47' 38" and a chord that bears South 18 degrees 24' 01" East, a distance of
88.62 feet to the point of tangency of said curve;

THENCE, South 35 degrees 59' 48" West, a distance of 119.12 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 77.35 feet along the arc of said curve to the left having a radius of 112.00 feet through a central angle of 39 degrees 34' 10" and a chord that bears South 16 degrees 12' 43" West, a distance of
75.82 feet to the point of reverse curvature of a curve to the right;

THENCE, southwesterly, a distance of 85.39 along the arc of said curve to the right having a radius of 48.00 feet through a central angle of 101 degrees 55' 41" and a chord that bears South 47 degrees 23' 29" West, a distance of 74.57 feet to the point of reverse curvature of a curve to the left;

THENCE, southwesterly, a distance of 21.93 along the arc of said curve to the left having a radius of 20.00 feet through a central angle of 62 degrees 49' 24" and a chord that bears South 66 degrees 56' 37" West, a distance of 20.85 feet to the point of tangency of said curve;

THENCE, South 35 degrees 31' 55" West, a distance of 81.68 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 12.07 along the arc of said curve to the left having a radius of 18.00 feet through a central angle of 38 degrees 25' 39" and a chord that bears South 16 degrees 19' 05" West, a distance of 11.85 feet to the end of said curve;

THENCE, South 36 degrees 01' 56" West, a distance of 13.90 feet to an exterior corner of the herein described tract;

THENCE, North 75 degrees 46' 46" West, a distance of 1.78 feet to the point of curvature of a curve to the right;

THENCE, northwesterly, a distance of 14.05 feet along the arc of said curve to the right having a radius of 110.00 feet through a central angle of 07 degrees 19' 12" and a chord that bears North 72 degrees 07' 10" West, a distance of
14.04 feet to an interior corner of the herein described tract;

THENCE, South 36 degrees 01' 56" West, a distance of 42.41 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 45.27 feet along the arc of said curve to the left having a radius of 150.00 feet through a central angle of 17 degrees 17' 31" and a chord that bears South 27 degrees 23' 35" West, a distance of
45.10 feet to the point of tangency of said curve;

THENCE, South 18 degrees 44' 49" West, a distance of 169.30 feet to a point in the northerly right-of-way line of U.S. Highway 290 (right-of-way width, varies) and being on the arc of a curve to the right at the most southerly corner of the herein described tract;

THENCE, northwesterly, along said northerly right-of-way line a distance of 8.72 feet along the arc of said curve to the right having a radius of 477.47 feet through a central angle of 01' 02' 47" and a chord that bears North 70 degrees 43' 47" West, a distance of 8.72 feet to a Texas Department of Transportation monument found at the point of tangency of said curve;

THENCE, North 70 degrees 12' 24" West, continuing along said northerly right-of-way line, a distance of 13.91 feet to a Texas Department of Transportation monument found at the point of curvature of a curve to the right;

THENCE, northwesterly, continuing along said northerly right-of-way line a distance of 436.10 feet along the arc of said curve to the right having a radius of 2,694.79 feet through a central angle of 09 degrees 16' 20" and a chord that bears North 65 degrees 34' 13" West, a distance of 435.63 feet to an exterior corner of the herein described tract;

THENCE, North 28 degrees 41' 36" East, a distance of 35.02 feet to the point of curvature of a curve to the left;

THENCE, northeasterly, a distance of 17.75 feet along the arc of said curve to the left having a radius of 63.00 feet through a central angle of 16 degrees 08' 24" and a chord that bears North 20 degrees 37' 25" East, a distance of 17.69 feet to the point of reverse curvature of a curve to the right;

THENCE, northeasterly, a distance of 46.03 feet along the arc of said curve to the right having a radius of 112.50 feet through a central angle of 23 degrees 26' 36" and a chord that bears North 24 degrees 16' 31" East, a distance of
45.71 feet to the point of tangency of said curve;

THENCE, North 35 degrees 59' 48" East, a distance of 141.39 feet to the point of curvature of a curve to the right;

THENCE, northeasterly, a distance of 21.07 feet along the arc of said curve to the right having a radius of 37.50 feet through a central angle of 32 degrees 11' 39" and a chord that bears North 52 degrees 05' 38" East, a distance of
20.79 feet to an interior corner of the herein described tract;

THENCE, North 54 degrees 00' 12" West, a distance of 69.48 feet to an interior corner of the herein described tract;

THENCE, South 36 degrees 00' 04" West, a distance of 4.37 feet to an exterior corner of the herein described tract;

THENCE, North 54 degrees 19' 03" West, a distance of 186.81 feet to an exterior corner of the herein described tract;

THENCE, North 35 degrees 40' 57" East, a distance of 15.94 feet to an interior corner of the herein described tract;

THENCE, North 54 degrees 19' 03" West, a distance of 40.00 feet to an exterior corner of the herein described tract;

THENCE, North 35 degrees 40' 57" East, a distance of 98.56 feet to an interior corner of the herein described tract;

THENCE, North 54 degrees 19' 03" West, a distance of 235.19 feet to the POINT OF BEGINNING and containing a computed area of 13.958 acres (608,019 square feet) land. SAVE AND EXCEPT the following described tract;

                              SAVE AND EXCEPT TRACT

COMMENCING FOR REFERENCE at a 5/8-inch iron rod found in the northwesterly line of said 19.855 acre tract at the most southerly corner of a called 10.00 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647241 and being the most easterly corner of said 13.5055 acre tract;

THENCE, South 37 degrees 21' 26" West, along the southeasterly line of said
13.5055 acre tract and along the northwesterly line of said 19.855 acre tract, a distance of 553.87 feet to a point;

THENCE, South 52 degrees 38' 34" East, a distance of 28.91 feet to the POINT OF BEGINNING and being an angle point of the herein described;

THENCE, North 76 degrees 11' 04" East, a distance of 35.74 feet to an angle
POINT;

THENCE, South 53 degrees 58' 04" East, a distance of 117.23 feet to an exterior corner of the herein described tract;

THENCE, South 36 degrees 01' 56" West, a distance of 30.50 feet to an interior corner of the herein described tract;

THENCE, South 53 degrees 58' 04" East, a distance of 5.52 feet to an exterior corner of the herein described tract;

THENCE, South 36 degrees 01' 56" West, a distance of 252.00 feet to the most southerly corner of the herein described tract;

THENCE, North 53 degrees 58' 04" West, a distance of 34.80 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 3.93 feet along the arc of said curve to the left having a radius of 2.50 feet through a central angle of 90 degrees 00' 00" and a chord that bears South 81 degrees 01' 56" West, a distance of 3.54 feet to the point of tangency of said curve;

THENCE, South 36 degrees 01' 56" West, a distance of 16.00 feet to an exterior corner of the herein described tract;

THENCE, North 53 degrees 58' 04" West, a distance of 90.50 feet to an exterior corner of the herein described tract;

THENCE, North 36 degrees 01' 56" East, a distance of 15.50 feet to the point of curvature of a curve to the left;

THENCE, northwesterly, a distance of 3.93 feet along the arc of said curve to the left having a radius of 2.50 feet through a central angle of 90 degrees 00' 00" and a chord that bears North 08 degrees 58' 04" West, a distance of 3.54 feet to the point of tangency of said curve;

THENCE, North 53 degrees 58' 04" West, a distance of 15.50 feet to an exterior corner of the herein described tract;

THENCE, North 36 degrees 01' 56" East, a distance of 255.68 feet to the POINT OF BEGINNING and containing a computed area of 0.973 of one acre (42,392 square feet) land, resulting in a net acreage of 12.985 acres (565,627 square feet) of land.

This description is based on a survey made on the ground of the property and is issued in conjunction with an exhibit map entitled "PROPOSED NORTH CYPRESS PROPERTY HOLDINGS TRACT" prepared by Benchmark Engineering Corporation, Job Number 03112.

                                    EXHIBIT B

                 PROPERTY DESCRIPTION (NORTHEAST PARKING PARCEL)

                          METES AND BOUNDS DESCRIPTION
                         PROPOSED NORTHEAST PARKING LOT
                                   1.878 ACRES
                                   May 6, 2005

All that certain 1.878 acre (81,823 square foot) tract of land situated in the William Jones Survey, Abstract Number 489, Harris County, Texas, being out of and a part of a called 19.855 acre tract of land as described by deed recorded under Harris County Clerk's File Number X441181 and being more particularly described by metes and bounds as follows: (All bearings based on the Texas State Plane Coordinate System, South Central Zone)

COMMENCING FOR REFERENCE at a 5/8-inch iron rod found in the west right-of-way line of Huffmeister Road (100-foot wide right-of-way) at the southeast comer of a called 5.1348 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647240 and being the northeast corner of said 19.855 acre tract, from which a 5/8-inch iron rod found at an angle point of a called
10.00 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647241 and said 19.855 acre tract bears South 87 degrees 37' 41" West, a distance of 413.32 feet;

THENCE, South 02 degrees 41' 38" East, along said west right-of-way line, a distance of 55.63 feet to the POINT OF BEGINNING and being the northeast corner of the herein described tract;

THENCE, South 02 degrees 41' 38" East, continuing along said west right-of-way line, a distance of 322.86 feet TO the beginning of a curve to the right at the southeast corner of the herein described tract;

THENCE, southwesterly, a distance of 18.21 feet along the arc of said curve to the right having a radius of 28.00 feet through a central angle of 37 degrees 15' 57" and a chord that bears South 68 degrees 59' 10" West, A distance of
17.89 feet to the point of tangency of said curve;

THENCE, South 87 degrees 37' 09" West, a distance of 233.74 feet to the southwest corner of the herein described Tract;

THENCE, North 02 degrees 41' 38" West, a distance of 324.35 feet to the northwest corner of the herein described Tract;

THENCE, North 86 degrees 39' 10" East, a distance of 250.74 feet to the POINT OF BEGINNING and containing a compuTed area of 1.878 acres (81,823 square feet) land.

This description is based on a survey made on the ground of the property and is issued in conjunction with an exhibit map entitled "PROPOSED NORTHEAST PARKING LOT" prepared by Benchmark Engineering Corporation, Job Number 03112.

                                    EXHIBIT C

                              PERMITTED EXCEPTIONS

1. All taxes for the year 2005 and subsequent years not yet due and payable, and any additional taxes resulting from reassessment of subject property.

2. Restrictions recorded in Volume 5943, Page 51, of the Deed Records of Harris County, Texas.

3. Terms, conditions and stipulations regarding development of the subject property, as set forth and defined in instrument filed for record under Clerk's File No. R488062, of the Official Records of Harris County, Texas.

4. Easement to Harris County Municipal Utility District No. 248 recorded in Clerk's File No. T954404, of the Official records of Harris County, Texas granting an easement 20 feet wide along the north 83.13 feet of the east property line.

5. Mineral and/or royalty interest recorded in Volume 5943, Page 51, of the Deed records of Harris County, Texas.

6. Mineral and/or royalty interest recorded in Volume 7725, Page 211, of the Deed records of Harris County, Texas.

7. Ordinance #1999-262, of the City of Houston, passed March 24, 1999, and amendments, pertaining to the platting and replatting of real property and the establishment of building set back lines along major thoroughfares within such boundaries.

8. City of Houston Ordinance 91-1701 regarding the planting, preservation and maintenance of trees and decorative landscaping, a certified copy of which is filed for record under Clerk's File No. N556388, of the Official Records of Harris County, Texas.

9.    Inclusion within Harris County Municipal Utility District No. 248.

10. Terms and conditions of that certain Net Ground Lease (Northeast Parking Parcel) between Northern Healthcare Land Ventures, Ltd., as Lessor and MPT of North Cypress, L.P. as Lessee, a memorandum of which is recorded June _____, 2005 under Clerk's File No. _____, of the Official Records of Harris County, Texas.

11. Terms and conditions of that certain Net Ground Lease (Hospital Tract) between North Cypress Property Holdings, Ltd., as Lessor and MPT of North Cypress, L.P. as Lessee, a memorandum of which is recorded June _____, 2005 under Clerk's File No. _____, of the Official Records of Harris County, Texas.

12. Terms and conditions of that certain Reciprocal Easement Agreement and Declaration of Covenants, Conditions, and Restrictions for Development and Operation of the North

      Cypress Medical Center Campus recorded June _____, 2005 under Clerk's File No. _____, of the Official Records of Harris County, Texas.

                                    EXHIBIT D

                            FORM OF LETTER OF CREDIT

DATE

                    IRREVOCABLE STANDBY LETTER OF CREDIT NO.

TO:

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT NO.        IN YOUR
FAVOR AT THE REQUEST AND FOR THE ACCOUNT OF          , FOR THE SUM NOT TO EXCEED
IN ALL U.S. DOLLARS                   (US $            ) AVAILABLE BY YOUR SIGHT
DRAFT ON US, ACCOMPANIED BY:

1.    BENEFICIARY'S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED
      REPRESENTATIVE OF                 CERTIFYING THAT PAYMENT WAS NOT RECEIVED
      FROM                       AND REMAINS UNPAID AT THE TIME OF DRAWING.

2.    INVOICE SHOWING THE AMOUNT OWED.

PARTIAL DRAWINGS ARE PERMITTED.

ALL DRAFTS SO DRAWN MUST BE MARKED "DRAWN UNDER REPUBLIC NATIONAL BANK STANDBY
LETTER OF CREDIT NO. , DATED               .

THIS CREDIT EXPIRES AT OUR COUNTERS ON          . THE ORIGINAL OF THIS LETTER OF
CREDIT MUST ACCOMPANY ALL DRAWINGS.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US UPON PRESENTATION.

THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (1993 REVISION).

REPUBLIC NATIONAL BANK

                                    EXHIBIT E

                       RESTRICTIONS, RULES AND REGULATIONS

OPERATIONS AND USE

NAME OF CAMPUS

1. The name of the Campus is North Cypress Medical Center Campus and the name may not be changed without prior written consent of all the Parties.

PERMITTED USES

2. Subject to the limitations set forth in this Article, the Campus may be used only for the development, construction, leasing, operation, and maintenance of hospitals, professional office buildings, medical services, retail business establishments and related facilities (such as the Common Areas) customarily located in a first class medical Campus.

PROHIBITED NUISANCES

3. No Party may conduct or permit any activity or use on its Parcel that:

(a) Constitutes a private or public nuisance.

(b) Emits any noise or sound that is objectionable due to intermittence, loudness, frequency, beat, or pitch.

(c) Emits any obnoxious odor.

(d) Involves the use of any noxious, toxic, hazardous, or corrosive chemical, fuel, gas, or other substance, except in the Hospital Areas where such substances may be used in connection with the provision of medical services or in the operation of the hospital in the Hospital Areas.

(e) Produces dust or dirt.

(f) Involves a risk of fire, explosion, or other dangerous hazard.

(g) Involves the burning or incineration of garbage or refuse.

(h) Violates a law, ordinance, or regulation of any governmental agency.

PROHIBITED OPERATIONS AND USES

4. No Parcel may be used for any of the following:

(a) Storage or warehousing, except by a retail establishment for temporary storage of goods intended for sale at its establishment, or by a hospital for temporary storage of goods intended for use in the operation of the hospital.

(b) Manufacturing, industrial, or residential uses.

(c) Displaying merchandise in Common Areas.

(d) Entertainment or recreational uses which include, but are not limited to: bowling alleys; skating rinks; theaters; video or other game arcades; health spas (except in the Hospital Areas), studios, gyms, night clubs; massage parlors; pool or billiard halls; pornographic or sexually oriented stores, materials including books, videos, films, discs or sex performances, and card rooms.

(e) Educational, training, or instructional uses, such as beauty schools, barber colleges, business or technical colleges, or other facilities oriented toward students or trainees rather than customers), provided nothing in this subparagraph shall be deemed to prohibit a hospital from being a teaching hospital.

FAST-FOOD USES

5. "Fast-food" establishments are permitted on the Campus.

RESTAURANT USES

6. Restaurants are permitted in the Campus subject to the following conditions:

(a) The restaurant is located in the Commercial Areas.

(b) A restaurant is located in the Hospital Areas as an accessory use to the operation of the Hospital Areas.

(c) An Occupant operating a restaurant must, at the Occupant's sole cost and expense, keep the Common Areas at all times free of trash and debris generated by the restaurant and its customers. No portion of this cost may be included in the Common Area Maintenance Costs.

(d) A lease to an Occupant operating a restaurant must contain provisions incorporating the preceding requirements.

RULES AND REGULATIONS

7. The Parties may from time to time adopt Rules and Regulations pertaining to the use of all Common Areas and other areas of the Campus by Occupants and Users, provided that no rule or regulation shall abrogate or modify the rights granted to any Party under this Agreement. Moreover, all Rules and Regulations apply equally and without discrimination to all Owners, Users and Occupants. As part of its obligations to manage, operate, and maintain the Campus, the Owner must enforce these Rules and Regulations with respect to the Owner's Parcel. No portion of the Common Areas may be used for commercial purpose by an Occupant or User except as permitted by this Agreement or by the Rules and Regulations.

SIGNS

8. The regulations and restrictions for posting signs in Commercial Areas of the Campus are:

No sign, symbol, advertisement, or billboard may be constructed, used, maintained, erected, posted, displayed, or permitted on or about any portion of the Campus except as expressly allowed as follows

(a) One storefront, establishment name sign may be used for each retail establishment in the Campus provided that such sign:

      (i) Identifies the name, business, or symbol of the establishment.

      (ii) Does not advertise any particular item of merchandise (other than as may be contained in the store's trade name).

      (iii) Is harmonious with the general exterior architectural style of the buildings in the Campus.

      (iv) Is of a type, size, and design commonly found in first class regional centers.

      (v) Complies with the dimensional, floor level elevation, location, and style of lettering specifications approved by the Project Architect. The Project Architect has approved the foregoing signage specifications for the construction of the hospital in the Hospital Areas.

      (vi) Otherwise complies with the sign criteria and requirements established in this document.

      (vii) Has been approved by the Project Architect.

9. The regulations and restrictions for posting signs in the Hospital Areas of the Campus are those which have been approved by the Project Architect (hereinafter defined).

SOUND AND LIGHT PROJECTIONS

10. No Occupant may operate or maintain any system or electronic device (such as loudspeakers or search lights) that projects sound or light beyond the confines of the Occupant's retail establishment. A sound system for the Campus as a whole, if approved by the Parties, may be installed for general promotional purposes.

                                   SCHEDULE 3

                       GROUND RENT COMPONENT OF BASE RENT

                                           Annual Ground       Monthly
            Period                         Rent Component    Installment
            ------                         --------------    -----------
June 1, 2005 - December 31, 2009           $   502,300.00    $ 41,858.00

January 1, 2010 - December 31, 2014        $   542,484.00    $ 45,207.00

January 1, 2015 - December 31, 2019        $   585,883.00    $ 48,824.00

January 1, 2020 - December 31, 2024        $   632,753.00    $ 52,729.00

January 1, 2025 - December 31, 2029        $   683,373.00    $ 56,948.00

January 1, 2030 - December 31, 2034        $   738,043.00    $ 61,504.00

January 1, 2035 - December 31, 2039        $   797,087.00    $ 66,424.00

January 1, 2040 - December 31, 2044        $   860,854.00    $ 71,738.00

January 1, 2045 - December 31, 2049        $   929,722.00    $ 77,477.00

January 1, 2050 - December 31, 2054        $ 1,004,100.00    $ 83,675.00

January 1, 2055 - December 31, 2059        $ 1,084,428.00    $ 90,369.00

January 1, 2060 - December 31, 2064        $ 1,171,182.00    $ 97,598.00

January 1, 2065 - December 31, 2069        $ 1,264,876.00    $105,406.00

January 1, 2070 - December 31, 2074        $ 1,366,067.00    $113,839.00

January 1, 2075 - December 31, 2079        $ 1,475,352.00    $122,946.00

January 1, 2080 - December 31, 2084        $ 1,593,380.00    $132,782.00

January 1, 2085 - December 31, 2089        $ 1,720,850.00    $143,404.00

January 1, 2090 - December 31, 2094        $ 1,858,518.00    $154,877.00

January 1, 2095 - December 31, 2099        $ 2,007,200.00    $167,267.00

January 1, 2100 - May 31, 2104             $ 2,167,776.00    $180,648.00